UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

OGLEBAY NORTON COMPANY

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROXY STATEMENT DATED JUNE 27, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2005

You are cordially invited to attend the Annual Meeting of Shareholders of Oglebay Norton Company. The Annual Meeting will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Tuesday, August 2, 2005, at 9:00 a.m., Cleveland, Ohio time. At the Annual Meeting, we will ask you to:

1.	Elect seven directors, each to hold office until the next Annual Meeting of Shareholders and until a successor is elected and qualified. Three directors will be elected by holders of Oglebay Norton’s Common Stock and four directors will be elected by holders of Oglebay Norton’s Series A Convertible Preferred Stock;

2.	Adopt the 2005 Management Stock Plan of Oglebay Norton Company;

3.	Ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005; and

4.	Transact any other business that may properly come before the Annual Meeting.

The Board of Directors fixed the close of business on June 7, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, or at any postponement or adjournment of the Annual Meeting. Shareholders of record may vote their shares by marking their votes on the enclosed proxy card, signing and dating it and mailing it in the enclosed envelope.

Oglebay Norton’s Proxy Statement is attached to this Notice. We are also mailing our Annual Report on Form 10-K/A for the year ended December 31, 2004 to you if you were not a shareholder of record on March 31, 2005, when we originally mailed our Annual Report.

The Board of Directors unanimously recommends a vote FOR each of the seven directors listed on pages 4 through 6 of this Proxy Statement, FOR approval of the proposal to adopt the 2005 Management Stock Plan of Oglebay Norton Company and FOR approval of the proposal to ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005.

YOUR VOTE IS IMPORTANT

Please vote by signing and dating your proxy card and returning it in the enclosed envelope.

By Order of the

Board of Directors

ROCHELLE F. WALK Vice President and Secretary

June 27, 2005

This Proxy Statement is first being mailed to shareholders on or about June 30, 2005.

OGLEBAY NORTON COMPANY

North Point Tower

1001 Lakeside Avenue, 15th Floor

Cleveland, Ohio 44114-1151

(216) 861-3300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2005

The directors (the “Board of Directors” or “Board”) of Oglebay Norton Company, an Ohio corporation (“Oglebay Norton Company,” “our,” “us,” or “we”), are providing this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on August 2, 2005, at 9:00 a.m., Cleveland, Ohio time (the “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting. We anticipate that the mailing of this Proxy Statement and accompanying form of proxy to shareholders will begin on or about June 30, 2005. The date of this Proxy Statement is June 27, 2005.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to consider three proposals:

•	Proposal 1—Elect seven directors, each to hold office until the next Annual Meeting of Shareholders and until a successor is elected and qualified. Three directors will be elected by holders of Oglebay Norton’s Common Stock, par value $0.01 (“common shares”), and four directors will be elected by holders of Oglebay Norton’s Series A Convertible Preferred Stock, par value $0.01 (“convertible preferred shares”). The names of the nominees for directors, with information about each of them, are set forth below under the heading “Proposal 1—Elect Directors.”

•	Proposal 2—Adopt the 2005 Management Stock Plan of Oglebay Norton Company. A description of the 2005 Management Stock Plan is set forth below under the heading “Proposal 2—Adopt the 2005 Management Stock Plan of Oglebay Norton Company.”

•	Proposal 3—Ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005. Information about the selection of Ernst & Young LLP is set forth below under the heading “Proposal 3—Ratify the Selection of Ernst & Young LLP as Independent Auditors.”

Additionally, at the Annual Meeting, shareholders will hear reports and transact any other business that may properly come before the Annual Meeting, including any postponement or adjournment of the meeting.

Voting Rights and Proxy Information

Record Date; Quorum; Required Vote.    The Board of Directors fixed the close of business on June 7, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of June 7, 2005, 3,597,581 common shares and 8,499,900 convertible preferred shares were outstanding. Except for the election of directors, holders of common shares and convertible preferred shares will vote together on all other matters presented at the Annual Meeting and holders of common shares will be entitled to one (1) vote per common share and holders of convertible preferred shares will be entitled to one (1) vote for each common share into which their convertible preferred shares could be converted into at the conversion price on June 7, 2005, the record date set for the Annual Meeting. Shareholders of record may vote their shares by marking their votes on the enclosed proxy card, signing and dating it and mailing it in the enclosed envelope.

A majority of our total common shares and convertible preferred shares issued and outstanding and entitled to vote must be represented in person or by proxy at the Annual Meeting for a quorum to be present for purposes of transacting business. A quorum being present, the director nominees who receive the greatest number of votes will be elected as directors and the affirmative vote of a majority of the votes actually cast is required to approve all other matters to be acted upon at the Annual Meeting. Abstentions and broker non-votes (shares held by brokers in street name that are not entitled to vote at the Annual Meeting due to the absence of specific instructions) are counted in determining votes present at the Annual Meeting. An abstention or broker non-vote has the same effect as a vote against a director nominee because each abstention or broker non-vote is one less vote for a director nominee. An abstention or broker-non vote has no effect, however, regarding either the proposal to adopt the 2005 Management Stock Plan of Oglebay Norton Company or the proposal to ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005 because each abstention or broker-non vote is not considered a vote actually cast regarding either proposal.

The election process for the Board of Directors is as follows:

•	Holders of convertible preferred shares, voting as a separate class, elect the “convertible preferred stock number,” which for the Annual Meeting is four.

•	Holders of common shares, voting as a separate class, elect the remaining directors.

For purposes of this description, the “convertible preferred stock number” means, at any given time, for so long as (1) at least 6,375,000 shares of convertible preferred shares remain outstanding, a maximum of four directors, (2) less than 6,375,000, but more than 4,250,000, of the convertible preferred shares remain outstanding, a maximum of three directors, (3) the number of convertible preferred shares that remain outstanding is equal to or between 2,125,000 and 4,250,000, a maximum of two directors, and (4) less than 2,125,000 of the convertible preferred shares remain outstanding, a maximum of one director.

Cumulative Voting.    If notice in writing is given by any shareholder to our President or Secretary not less than forty-eight hours before the time fixed for the holding of the Annual Meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which the holder belongs, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class will have the right to accumulate such voting power as the holder possesses at such election with respect to shares of that class. Holders of common shares will have as many votes as equal the number of common shares owned by that holder multiplied by the number of directors to be elected by the holders of common shares. Holders of convertible preferred shares will have as many votes as equal the number of common shares into which their convertible preferred shares could be converted at the conversion price for June 7, 2005, the record date for the Annual Meeting. These votes may be distributed in such proportion as the holder may desire among the total or any lesser number of directors to be elected by the holders of common shares or convertible preferred shares, as the case may be. No shareholder has advised us that such shareholder intends to cumulate votes at the Annual Meeting.

Proxies.    All common shares and convertible preferred shares represented at the Annual Meeting by properly appointed proxies will be voted in accordance with the instructions on the proxies. If no instructions are given, proxies will be voted FOR the election of the nominees as directors. If cumulative voting is in effect, shares represented by each properly appointed proxy card will be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card. However, the persons named in the proxy card will not vote any shares cumulatively for nominees for whom authority to vote is withheld. Proxies without instructions will also be voted FOR the proposal to adopt the 2005 Management Stock Plan of Oglebay Norton Company and FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005.

We have no knowledge of any other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named on the proxies will vote on these matters in accordance with their best judgment.

If you give a proxy pursuant to this solicitation, you may revoke the proxy at any time before it is voted. You may revoke your proxy by:

•	delivering a written notice of revocation dated later than the proxy to the Secretary of Oglebay Norton (at the address included on page 1 of this Proxy Statement);

•	properly appointing another proxy for the same shares and delivering it to the Secretary of Oglebay Norton; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke your proxy).

We will pay the cost of preparing and mailing the proxy materials to shareholders in connection with the Annual Meeting. We will also pay for the cost of soliciting proxies, including a fee of approximately $6,500.00 payable to Georgeson & Company Inc. In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or email. Through Georgeson & Company Inc., we will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses.

PROPOSAL 1

ELECT DIRECTORS

Our Board currently has seven members. The Board is not classified; however, three members are elected by holders of our common shares and four members are elected by holders of our convertible preferred shares, each director elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until a successor is elected and qualified, unless earlier resigns. The biographies for each of the director nominees standing for election are included below. The Board recommends a vote FOR each of DeLyle W. Bloomquist, Michael D. Lundin, John P. O’Brien, Thomas O. Boucher, Jr., Eugene I. Davis, Laurence V. Goddard, and Robert H. Kanner as directors whose terms in office will expire in 2006.

If any of these nominees become unavailable, it is intended that the proxies will be voted as the Board determines. We have no reason to believe that any of the nominees will be unavailable. All nominees are directors standing for re-election and have consented to being named in this Proxy Statement and to serve if elected. The seven nominees receiving the greatest number of votes will be elected as directors.

Nominees for Terms Expiring in 2006

Nominees to be elected by holders of common shares:

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
DeLyle W. Bloomquist	46	President and Chief Executive Officer of General Chemical Industrial Products, Inc. (formerly General Chemical Corporation), a producer of soda ash and calcium chloride, since April 2004. He served as Vice President and Chief Operating Officer of General Chemical Group, Inc. from April 1999 until March 2004. He served as Vice President and General Manager of the Industrial Chemicals division of General Chemical Corporation, from January 1996 until April 1999. Mr. Bloomquist has served on the Board of Directors of General Chemical Industrial Products, Inc. since April 2004. General Chemical Industrial Products, Inc. filed a “pre-packaged” Chapter 11 bankruptcy plan in December 2003 and emerged from bankruptcy on March 30, 2004.	2005

Michael D. Lundin	45	President and Chief Executive Officer of Oglebay Norton Company since December 2002, and has served as a Director of Oglebay Norton Company since December 12, 2001. Prior to serving as a Director, Mr. Lundin served as President and Chief Operating Officer, Oglebay Norton Company, from November 1, 2001; as Vice President, Michigan Operations and President, Michigan Limestone Operations, Inc., a limestone quarry operation, from April 2000; and was President and one of the owners of Michigan Limestone Operations Limited Partnership for more than five years and up until the partnership was acquired by the Company in 2002. Additionally, Mr. Lundin has served on the Board of Directors of the United Shipping Alliance since 2002.	2001

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
John P. O’Brien	64	Managing Director of Inglewood Associates, Inc., a private investment and consulting firm specializing in turnarounds of financially underperforming companies, litigation support and valuation services. Previously, Mr. O’Brien served as Chairman of the Board and Chief Executive Officer of Jeffrey Mining Products, L.P., a manufacturer and distributor of underground mining products, from October 1995 until June 1999. He has served as the Chairman of the Board of Directors of Allied Construction Products, LLC, a manufacturer and distributor of hydraulic and pneumatic demolition, compaction, and horizontal boring tools and trench shoring devices, since 1993, and is on the Boards of Directors of Century Aluminum Company and Preformed Line Products. Mr. O’Brien is an inactive certified public accountant.	2003

Nominees to be elected by holders of convertible preferred shares:

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
Thomas O. Boucher, Jr.	47	Chairman of the Board. Managing Director of Ingalls & Snyder LLC, a broker dealer and registered investment advisor, since January 1996. He has served as General Partner of Ingalls & Snyder Value Partners, L.P., an investment partnership focused primarily on high yield corporate bonds, since December 1992.	2005

Eugene I. Davis	50	Chairman and Chief Executive Officer of Pirinate Consulting Group, LLC, a consulting firm specializing in crisis and turn-around management, liquidation and sales management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for public and private business entities, since 1999. Previously, he was Chief Operating Officer of Total-Tel USA Communications, Inc., an integrated telecommunications provider, from 1998 until 1999. He served as Director of Emerson Radio Corp., an international distributor of electronic products, from 1990 to 1997, as Executive Vice President and Interim Chief Financial Officer from 1992 to 1994, as President from 1994 to 1997 and as Vice Chairman in 1997. Mr. Davis served as Chief Executive Officer and Director of Sport Supply Group, Inc., a distributor of sporting goods and athletic equipment, from 1996 to 1997 and as Vice Chairman in 1997. Mr. Davis has been Chairman of Atlas Air Worldwide Holdings, Inc. since July 2004 and Chairman of General Chemical Industrial Products, Inc. since May 2004. Mr. Davis is Chairman and Chief Executive Officer of New Venture Holdings, LLC, a leading maker of injection-molded components for the	2005

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
		automotive industry, since May 2005. He is on the Boards of Directors of Telcove, Inc., Metals USA, Inc., Tipperary Corporation and Exide Technologies and is the chair of the compensation committee of Exide Technologies.

Laurence V. Goddard	52	President, Chief Executive Officer and a Director of The Parkland Group, Inc., a consulting firm focusing on business turnarounds, performance and value enhancement. He served as Vice President and Director of York Publishing Company in 2003. Mr. Goddard served as President and Chief Executive Officer of Waco International Corporation, a manufacturer and distributor of construction equipment and supplies from 1982 until 1990. Mr. Goddard is an inactive Chartered Accountant in South Africa and Canada.	2005

Robert H. Kanner	57	Director and Executive Officer of Pubco Corporation, a manufacturer of computer printer and labeling supplies, labeling devices and specialized construction products, since 1983, and is currently Pubco Corporation’s Chairman, President and Chief Executive Officer. Prior to 1999, Mr. Kanner also served as Chief Financial Officer of Pubco Corporation. Mr. Kanner is a Director and limited partner of Gummed Papers of America L.P., a provider of sheet-fed label paper and specialty products to the printing industry. He has served as Chairman and Chief Financial Officer of Aspen Imaging International, Inc. and Chairman and Chief Financial Officer of Bobbie Brooks, Incorporated through June 1996 when they were acquired by Pubco Corporation. He served as Director of Riser Foods Inc. between 1988 and 1997 and Director of ClevTrust Realty Investors between 1992 and 1998. He also served as Director of Prime Retail Inc. between 2001 and 2002. He has been a Director of Beverly Hills Bancorp Inc. (formerly known as Wilshire Financial Services Group Inc.) since 2002.	2005

Restructuring Information

On February 23, 2004, we and all of our direct and indirect wholly-owned subsidiaries filed for protection under chapter 11 of the United States Bankruptcy Code. Our Plan of Reorganization became effective and we legally emerged from chapter 11 on January 31, 2005 (the “Effective Date”).

Prior to the Effective Date, we entered into a Commitment Agreement, dated as of February 23, 2004 (the “commitment agreement”) with certain holders of our 10% Senior Subordinated Notes due 2009 (the “senior subordinated notes”), and certain third party accredited investors (collectively, the “subscribers”). Under the terms of the commitment agreement, each of the holders of the senior subordinated notes party to the commitment agreement severally agreed to purchase its ratable share of 8,000,000 convertible preferred shares, and certain of such holders, along with certain third party accredited investors party to the commitment agreement, severally agreed to purchase specified amounts of the convertible preferred shares that were not subscribed for in a rights offering of 5,371,120 convertible preferred shares, at a purchase price of $10.00 per share (the “rights offering”), all subject to the satisfaction or waiver of certain conditions contained in the commitment agreement. On June 29, 2004, we entered into an amendment to the commitment agreement under which certain of the parties to the commitment agreement agreed to purchase an aggregate of 500,000 additional convertible preferred shares at $10 per share for a total purchase price of $5 million, subject to the satisfaction or waiver of the conditions set forth in the commitment agreement. The additional 500,000 shares were allocated among such holders of senior subordinated notes and these other third party accredited investors in proportion to their respective standby commitments under the commitment agreement in respect of the rights offering.

On the Effective Date and pursuant to the Plan of Reorganization, only Michael D. Lundin and John P. O’Brien continued as our directors. All other members of the Board of Directors resigned, effective as of the Effective Date and the Board of Directors then consisted of and continues to consist of DeLyle W. Bloomquist, Thomas O. Boucher, Jr., Eugene I. Davis, Laurence V. Goddard, Robert H. Kanner, Michael D. Lundin, and John P. O’Brien.

Board and Committee Attendance

The Board of Directors met eight times during 2004 and met five times since the Effective Date, including regularly scheduled and special meetings. Each director attended at least 75% of the Board meetings and the meetings of each committee of which the director is a member held during both 2004 or 2005 prior to the Effective Date and since the Effective Date. The Board does not have a specific policy regarding director attendance at the Annual Meeting of Shareholders; however, all directors are encouraged to attend the Annual Meeting. We did not hold an Annual Meeting of Shareholders in 2004.

Structure/Committees of the Board

The Board of Directors establishes broad corporate policies and oversees our overall performance. However, it is not involved in day-to-day operations. Directors are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing quarterly analyses and reports, and by participating in Board and committee meetings.

Prior to the Effective Date, the Board had three standing committees: the Audit Committee, the Compensation, Organization and Governance Committee, and the Executive Committee. The Board also had one temporary committee, the Restructuring Advisory Committee. On the Effective Date, the Board realigned its committees and now has four standing committees. From time to time, the Board also creates temporary subcommittees to address specific issues facing us. The Board’s standing committees, as currently in existence, are described below.

Executive Committee.    This committee existed in 2004 and continues in existence now. The current members of the Executive Committee are Mr. Boucher (Chairman) and Messrs. Lundin and Davis. The Executive Committee may exercise all of the authority of the Board of Directors subject to specific resolutions of the Board and provisions of Ohio law. The Executive Committee meets only if a meeting is called by its Chairman. The Executive Committee did not meet during 2004.

Audit Committee.    The Audit Committee is comprised solely of directors who are independent directors under applicable Nasdaq independence standards, and no member of our management is a member of the Audit Committee. The current members of the Audit Committee are Mr. Davis (Chairman) and Messrs. Goddard and O’Brien. The Audit Committee amended its charter on February 28, 2005. A copy of the amended charter is attached as Appendix A to this Proxy Statement and is available on our website at www.oglebaynorton.com. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The purpose of the Audit Committee is to conduct reviews and investigate matters, make recommendations, hold discussions and take other actions regarding the preparation of financial statements and the audit of financial results, including retention of external audit firms, internal controls and processes, good business practices and procedures, legal compliance and other matters concerning our financial health. Our Board determined that all Audit Committee members qualify as “audit committee financial experts,” within the meaning of the applicable Securities and Exchange Commission (“SEC”) regulations, due to their experience and professional education, including their business experience listed in the above table. The Audit Committee met four times in 2004.

Organization and Compensation Committee.    The Organization and Compensation Committee is comprised solely of directors who are independent directors under applicable Nasdaq independence standards, and no member of our management is a member of the Organization and Compensation Committee. The current members of the Organization and Compensation Committee are Mr. Kanner (Chairman) and Messrs. Bloomquist and O’Brien. On May 3, 2005, the Board, at the recommendation of the Organization and Compensation Committee, adopted a written charter for the Organization and Compensation Committee, which is available on our website at www.oglebaynorton.com. The purpose of the Organization and Compensation Committee is to conduct reviews and evaluations, make recommendations, establish, implement and administer programs and plans, oversee regulatory compliance, prepare and issue reports and take other actions regarding executive and director compensation, executive officer performance and equity and other incentive or severance matters. The predecessor to the Organization and Compensation Committee, which was the Compensation, Organization and Governance Committee, met two times in 2004.

Nominating and Governance Committee.    The Nominating and Governance Committee is comprised solely of directors who are independent directors under applicable Nasdaq independence standards, and no member of our management is a member of the Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Mr. Goddard (Chairman) and Messrs. Davis and Kanner. On May 3, 2005, the Board, at the recommendation of the Nominating and Governance Committee, adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.oglebaynorton.com. The purpose of the Nominating and Governance Committee is to conduct reviews, investigations and evaluations, make recommendations, develop policies or guidelines and take other actions regarding the Board composition, effectiveness and succession, regulatory and legal compliance, and governance and conduct matters.

In identifying, evaluating and recommending potential nominees for election to the Board of Directors, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. Candidates may come to the attention of the Nominating and Governance Committee from current Board members, shareholders, professional search firms, officers or other persons. The Nominating and Governance Committee has not set specific qualifications for candidates that it recommends to the Board of Directors for selection as nominees for election as directors. The Nominating and Governance Committee will consider nominees for the Board of Directors submitted by shareholders and will review all candidates in the same manner regardless of the source of the recommendation. Recommendations by shareholders should include the following information:

•	the nominee’s name, age and business and residence addresses;

•	the nominee’s principal occupation and qualifications to serve as a director;

•	a list of companies of which the nominee is an officer or director;

•	a statement on whether the nominee is a United States citizen;

•	the number of our common shares and/or convertible preferred shares owned by the nominee;

•	the name of the recommending shareholder; and

•	the nominee’s written consent to be nominated.

Nominations should be mailed to: Chairman, Nominating and Governance Committee, c/o Rochelle F. Walk, Vice President, General Counsel and Secretary, Oglebay Norton Company, North Point Tower, 1001 Lakeside Avenue, 15th Floor, Cleveland, Ohio 44114-1151.

The predecessor to the Nominating and Governance Committee, which was the Compensation, Organization and Governance Committee, met two times in 2004.

Board Composition

Our Board currently consists of six independent members and our President and Chief Executive Officer. Biographical information and information about the Board committees on which our directors serve is set forth in “Proposal 1—Elect Directors.” None of our independent directors have received any compensation from us other than for his service as a director, or is associated with a firm that does business with us. Accordingly, all of these directors are independent under SEC requirements.

Communications With The Board

The Board of Directors has a process by which shareholders may send communications to the Board of Directors, any committee of the Board of Directors or any of the directors. Shareholders can contact the Board of Directors, any director or any committee of the Board of Directors by writing to it or him at the address below:

Shareholder Communication

c/o Rochelle F. Walk

Vice President, General Counsel and Secretary

Oglebay Norton Company

North Point Tower

1001 Lakeside Avenue, 15th Floor

Cleveland, Ohio 44114-1151

The Secretary of Oglebay Norton Company will review and forward each written communication (except, in her sole determination, those clearly of a marketing nature, those better addressed by one of our specific corporate departments or those containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board of Directors, the committees of the Board of Directors or the individual director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by one of our specific corporate departments will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chair of the Audit Committee. In both cases, copies will also be forwarded to the Chief Executive Officer and the Chairman of the Board.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process as well as our ethical and legal conduct relating to financial reporting on behalf of the Board of Directors. In performing its functions, the committee acts in an oversight capacity and relies on the work and assurances of our management and independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, as well as setting and implementing policy and training with respect to ethical and legal conduct. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and met with management and reviewed management reports with respect to ethical and legal conduct. The committee reviewed with our counsel the legal and regulatory matters that may have a material impact on the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounts Oversight Board (United States), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States as set forth in the Codification of Statements on Auditing Standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and Oglebay Norton Company, including the matters in the written disclosures and letter required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee met four times in 2004. The committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors for 2005 and reviewed the experience and qualifications of the key partners and managers. The committee also discussed with Ernst & Young LLP the quality of our financial and accounting personnel.

The committee reviewed the existing charter and recommended changes that were approved by the Board of Directors on May 3, 2005. A copy of the amended charter, which the Board of Directors has adopted, is attached as Appendix A to this Proxy Statement and available on our website at www.oglebaynorton.com.

In reliance on the reviews and discussions referred to above, on March 28, 2005, the committee Chairman, through the Board’s delegated authority to him, authorized the inclusion of the audited financial statements in the Annual Report on Form 10-K or any amendments for the year ended December 31, 2004 for filing with the SEC.

AUDIT COMMITTEE

Eugene I. Davis, Chairman

Laurence V. Goddard

John P. O’Brien

Compensation of Directors

Post-Emergence Director Compensation.    Each of our non-employee directors is paid compensation as is determined by the Organization and Compensation Committee. These directors may not participate in the Management Stock Plan of Oglebay Norton Company.

On January 31, 2005, the Organization and Compensation Committee adopted a compensation scheme for the members of the Board of Directors. Mr. Boucher, as the Chairman of the Board of Directors and the Chair of the Executive Committee, will receive a retainer of $100,000 per year. Mr. Boucher will not receive any additional retainers as compensation for his services. Each of the other members of the Board of Directors will receive a retainer of $45,000 per year. The Chair of the Audit Committee will receive an additional retainer of $10,000 per year for his services, and the Chairs of each of the other committees (excluding the Executive Committee, but including the Organization and Compensation Committee and the Nominating and Governance Committee) will receive an additional retainer of $3,000 per year for their respective services. All retainers will be paid quarterly in advance of each calendar quarter.

In connection with meeting fees, the Organization and Compensation Committee also decided that each member of the Board of Directors, including the Chairman of the Board, will be paid $2,000 for each full meeting of the Board of Directors or a committee of the Board of Directors attended in person and $1,000 for each full meeting of the Board of Directors or a committee of the Board of Directors attended telephonically; provided, however, in the event a director attends two or more meetings on the same calendar day, the fee for each meeting attended after the first will be $1,000 per meeting and the maximum daily fee earned will not exceed $4,000. All meeting fees will be paid quarterly in arrears. Employee directors, however, shall not be entitled to receive any retainer or any meeting fees for their services. Directors are reimbursed for expenses they incur in attending Board and committee meetings.

Pre-Emergence Director Compensation.    Prior to the Effective Date of the Plan of Reorganization, except for the Chairman, directors who were not our employees received a fee of $12,000 per year and $900 for each Board and committee meeting attended, including meetings of non-standing subcommittees. Committee Chairs received $1,200 for each committee meeting they chaired. The Chairman of the Board received annual compensation of $100,000. In 1998, shareholders approved the Director Fee Deferral Plan. The Director Fee Deferral Plan, which was amended and restated effective January 1, 2002, permitted non-employee directors to defer all or part of the cash portion of their compensation into:

•	share units based upon the market price of our common stock outstanding immediately prior the Effective Date (the “old common stock”), at the date on which the cash computation otherwise would have been paid; or

•	an account as deferred cash that was credited with a market rate of interest.

In addition, amounts deferred into share units received a 25% matching credit by us, including a 25% matching credit for deferred dividend equivalents. Since 2002, directors also were able to defer all or part of their annual award of old common stock under the Director Stock Plan on the same terms as provided in the Director Fee Deferral Plan. Prior to the termination of the Director Fee Deferral Plan, certain directors elected to receive share units instead of deferred cash plus interest. The Director Fee Deferral Plan was terminated effective as of May 1, 2004. Upon termination, in accordance with the terms of the Director Fee Deferral Plan, deferred share units were converted into shares of old common stock and distributed to participants. Such participants who held shares of record of the old common stock as of the close of business on November 17, 2004 received warrants in connection with the Plan of Reorganization, which were exercisable until March 2, 2005, to purchase common shares.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Organization and Compensation Committee on Executive Compensation

Our Board of Directors has delegated to the Organization and Compensation Committee general responsibility for executive compensation matters, including responsibility for executive compensation actions to be taken by a committee of “outside directors,” as defined in the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code, and “non-employee directors,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. None of the Organization and Compensation Committee members is a former or current officer or employee.

Annual Salary.    The annual salaries of the named executive officers for 2004 were set by the predecessor to the Organization and Compensation Committee, the Compensation, Organization and Governance Committee, after consideration of our financial performance and prospects, each executive officer’s contribution to our performance in 2003, and the level of salaries paid to executives in comparable positions with companies whose business complexities and sales and revenues are similar to ours. Effective May 1, 2005, the Organization and Compensation Committee adjusted salaries for the named executive officers based upon market data and performance.

Bonuses.    Named executive officers were eligible to receive cash bonuses with respect to 2004 under the Oglebay Norton Company Annual Incentive Plan (the “AIP”) pursuant to which the predecessor to the Organization and Compensation Committee, the Compensation, Organization and Governance Committee, established corporate, business unit and individual performance goals for the year. The corporate performance measure for 2004 under the AIP for executive officers was a combination of an employee’s individual AIP target award percentage, our overall corporate cash flow and business units’ free cash flow. Target awards are determined with reference to the participant’s base salary and range from 5% to 50% of base salary. Nominal awards in 2004 were capped at 200%. Based upon the extent to which the relevant goals were met during 2004, named executives received 112% of target award levels. In addition, in 2004, the Compensation, Organization and Governance Committee awarded special bonuses to certain named executive officers and others in order to ensure retention of such persons during the filing and pendency of our bankruptcy. As part of our Plan of Reorganization, the official unsecured creditors’ committee (a statutory committee established to represent the interests of our unsecured creditors (the “creditors’ committee”)), negotiated and the Bankruptcy Court approved the Management Incentive Plan (which is further discussed in this Proxy Statement).

Compliance with Section 162(m) of the Internal Revenue Code.    The Organization and Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code and the regulations thereunder. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any individual who is either the Chief Executive Officer or one of the four other most highly compensated executive officers of the corporation, unless such compensation is “performance-based.” Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Organization and Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. It has determined that qualifying for the deductibility of payments made pursuant to the AIP under Section 162(m) offsets any financial benefit anticipated to be received by doing so. Consequently, the Organization and Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

ORGANIZATION AND

COMPENSATION COMMITTEE

Robert H. Kanner, Chairman

DeLyle W. Bloomquist

John P. O’Brien

Compensation Committee Interlocks and Insider Participation

During 2004, the predecessor to the Organization and Compensation Committee, the Compensation, Organization, and Governance Committee, consisted entirely of non-employee directors. The members of the Compensation, Organization and Governance Committee were Mr. William G. Bares (Chairman), Messrs. Malvin E. Bank, James T. Bartlett, Albert C. Bersticker and William J. Pryor, and Ms. Madeleine W. Ludlow. No member of the Compensation, Organization, and Governance Committee was an officer, former officer or employee of Oglebay Norton Company, and none had interlocking relationships with any other entities of the type that would be required to be disclosed in this Proxy Statement.

None of the executive officers or directors was a member of another company’s board of directors or compensation committee where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

Executive Officers

Our Executive Officers are as follow:

Name	Age	Position
Michael D. Lundin	45	President and Chief Executive Officer

Julie A. Boland	39	Vice President, Chief Financial Officer and Treasurer

Sylvie A. Bon	47	Vice President, Administration and Chief Information Officer

Michael J. Minkel	53	Senior Vice President, Operations

Rochelle F. Walk	44	Vice President, General Counsel and Secretary

Michael D. Lundin was appointed our President and Chief Executive Officer in December 2002, and has served as a director since December 12, 2001. Prior to serving as a director, Mr. Lundin served as President and Chief Operating Officer, Oglebay Norton Company, from November 1, 2001; as Vice President, Michigan Operations and President, Michigan Limestone Operations, Inc., a limestone quarry operation, from April 2000; and was President and one of the owners of Michigan Limestone Operations Limited Partnership for more than five years and up until the partnership was acquired by the Company in 2002. Additionally, Mr. Lundin has served on the Board of Directors of the United Shipping Alliance since 2002.

Julie A. Boland was appointed our Vice President, Chief Financial Officer and Treasurer on January 1, 2002. From 1999 until 2001, Ms. Boland was Vice President, Credit Risk Management & Advisory Group for Goldman Sachs International, a global investment banking, securities and investment management firm; was Vice President, Fixed Income, Loan Capital Markets and served in other roles for J.P. Morgan & Co., an investment banking firm, from 1993 to 1999; and was employed as a Certified Public Accountant for PriceWaterhouse, a public accounting firm, from 1988 to 1991.

Sylvie A. Bon was appointed our Vice President, Administration and Chief Information Officer in May 2003. Prior to that time, Ms. Bon was appointed our Vice President and Chief Information Officer on May 1, 2002. Prior to joining the Company, Ms. Bon was employed by Avery Dennison, a global producer of office supply and self-adhesive products, where she served as Director, Information Systems, Fasson Roll Worldwide. Prior to that, Ms. Bon served as Director, Information Systems, Fasson Roll North America; Manager, Information Systems, Avery Dennison Europe, Fasson Roll Division; and Manager, Distribution and Logistics. Ms. Bon was employed by Avery Dennison for more than five years.

Michael J. Minkel was appointed our Senior Vice President, Operations in May 2005. Prior to that time Mr. Minkel was appointed our Vice President, Marketing and Business Development in July 2003 and served as our Vice President of Sales and Marketing from November 2002; served Oglebay Norton Specialty Minerals, Inc. as Vice President of Sales and Marketing from 2000 until 2001; and served as General Manager—Kings Mountain Operations from 2001 until 2002. Prior to joining us, Mr. Minkel served as President of Exploration Computer Services, an Australian software and mining-consulting firm, and held various positions in the natural resource industry since 1974, including positions in coal exploration geology and mine planning, oil and gas software sales and consulting, and energy industry-related strategic information sales and consulting.

Rochelle F. Walk was appointed as one of our Vice-Presidents and General Counsel in August 1999 and has served as our Secretary since June 1998. Prior to joining us, she was Corporate Counsel, a Business Unit Director and Marketing Director of the Sherwin Williams Company, a global producer of paints and coatings, from 1990 to 1998, and was an attorney with the law firm of Ulmer & Berne from 1986 to 1990.

Except as noted above, all of our executive officers have served in the capacities indicated, respectively, during the past five years. All executive officers serve at the pleasure of the Board of Directors, with no fixed term of office.

Summary Compensation Table

The table below shows individual compensation information for our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer (the “named executive officers”).

	Year				Long Term Compensation				All Other Compensation ($)(4)
		Annual Compensation			Awards			Payouts
Name and Principal Position (1)		Salary ($)(2)	Bonus ($)(2)(3)	Other Annual Compensation ($)	Restricted Shares Awards ($)	Securities Underlying Options/ SARs (#)		LTIP Payouts ($)(5)
Michael D. Lundin President and Chief Executive Officer	2004 2003 2002	$500,000 425,000 425,000	$315,250 21,250 —	— — —	— — —	$	— 32,000 30,000	$ — — 167,633	$	— 14,300 10,027

Julie A. Boland Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	247,500 225,000 225,000	129,375 11,250 70,000	— — —	— — —		— 16,000 22,000	— — —		— 3,505 2,865

Sylvie A. Bon Vice President, Administration and Chief Information Officer	2004 2003 2002	175,000 165,000 165,000	82,100 8,250 24,651	— — —	— — —		— 5,000 10,500	— — —		— 3,178 2,665

Michael J. Minkel Vice President, Marketing and Business Development	2004 2003 2002	168,000 160,000 140,000	78,950 8,000 —	— — —	— — —		— 5,000 5,000	— — —		— 2,473 5,981

Rochelle F. Walk Vice President, General Counsel and Secretary	2004 2003 2002	183,000 175,000 175,000	86,000 8,750 —	— — —	— — —		— 7,000 5,000	— — —		— 2,221 8,809

(1)	Mr. Lundin was appointed President and Chief Executive Officer on December 4, 2002. Ms. Boland joined us in January 2002. Ms. Bon joined us in May 2002. Mr. Minkel was appointed Senior Vice President, Operations in May 2005.
(2)	Includes amounts deferred in 2003 and 2002, respectively, by the named executives officers under the Oglebay Norton Capital Accumulation Plan for salary earned in 2003 or 2002 or bonus earned in 2002 or 2001: Bon—$11,807 and $3,808; and Minkel—$6,715 and $20,320. The Oglebay Norton Capital Accumulation Plan was terminated, effective June 1, 2003. Includes amounts deferred in 2003 and 2002, respectively, by the named executives under the Oglebay Norton Incentive Savings and Stock Ownership Plan: Lundin—$12,000 and $10,500; Boland—$10,750 and $5,731; Bon—$12,000 and $5,064; Minkel—$12,000 and $11,000; and Walk—$11,821 and $10,582.
(3)	Includes special bonuses and annual incentive bonuses earned for 2004 approved by the Organization and Compensation Committee of the Board of Directors (and its predecessor committee) and awarded in 2004 and 2003 to Mr. Lundin, Ms. Boland, Ms. Walk, Mr. Minkel and Ms. Bon for their contributions to our ongoing financial and operating restructuring.

(4)	Includes contributions by us during 2004, 2003 and 2002, respectively, for the named executive officers under the Oglebay Norton Incentive Savings and Stock Ownership Plan: Lundin—$0, $6,000 and $5,250; Boland—$0, $3,505 and $2,865; Bon—$0, $2,649 and $2,532; Minkel—$0, $2,418 and $4,889; and Walk—$0, $2,221 and $5,366. Includes contributions by us during 2003 and 2002, respectively, for the named executive officers under the Oglebay Norton Capital Accumulation Plan: Bon—$529 and $133 and Minkel—$55 and $1,092. Also, includes payments by us for life insurance premiums for 2004, 2003 and 2002, respectively: Lundin—$0, $8,300 and $4,777; and Walk—$0, $0 and $3,443.
(5)	The amount was paid in cash in 2003 for the payout earned for the period from 1999 to 2002 under the Oglebay Norton Company 1999 Long-Term Incentive Plan.

Stock Option Grants

The predecessor to the Organization and Compensation Committee approved the 2002 Stock Option Plan to enable us to attract and retain key members of management, provide incentives and reward performance, and ensure that the interests of key members of management were aligned with the shareholders’ interests. The 2002 Stock Option Plan was approved by our shareholders at the 2002 Annual Meeting. The maximum number of shares of old common stock subject to awards granted under the 2002 Stock Option Plan was 500,000 shares, with no more than 125,000 shares to be awarded in any single year. Old common stock option awards could be incentive stock options, which are stock options that meet the requirements for qualification under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, which are stock options that do not qualify as incentive stock options. The exercise price of an old common stock option was to be at or above the closing price of the old common stock on the date of grant. Old common stock options were exercisable for a period not to exceed ten years from the date of grant. The predecessor to the Organization and Compensation Committee determined when the right to exercise old common stock options vested for each participant granted an award. The options had no value unless the old common stock price appreciated and the recipient satisfied the applicable vesting requirements. In the event of a “change in control,” unless otherwise determined by the predecessor to the Organization and Compensation Committee, all old common stock options then outstanding would have become fully exercisable as of the date of the change in control. All other terms, conditions and restrictions with respect to each award were determined by the predecessor to the Organization and Compensation Committee. Under the Plan of Reorganization, the 2002 Stock Option Plan was terminated, all outstanding old common stock options issued under the 2002 Stock Option Plan were cancelled and the holders of such options are no longer able to exercise such options.

Option/SAR Grants in Last Fiscal Year

During the last completed fiscal year, none of the named executive officers received grants of stock options.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

During the last completed fiscal year, none of the named executive officers exercised options and the exercise price for all exercisable as well as all unexercisable options was in excess of the stock price for our old common stock.

	Shares Acquired on		Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)
Name	Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
M.D. Lundin	0	$0.00	15,625/64,875	$0.00/$0.00
J.A. Boland	0	0.00	8,000/30,000	0.00/ 0.00
S.A. Bon	0	0.00	3,875/11,625	0.00/ 0.00
M.J. Minkel	0	0.00	3,875/ 9,625	0.00/ 0.00
R.F. Walk	0	0.00	10,250/13,500	0.00/ 0.00

Long-Term Incentive Plan

During the last completed fiscal year, none of the named executive officers received an award under any of our long-term incentive plans.

Management Stock Plan

As of January 31, 2005, we implemented the 2005 Management Stock Plan of Oglebay Norton Company (the “Management Stock Plan”) to attract, retain and motivate key employees following the Effective Date of the Plan of Reorganization. The terms of the Management Stock Plan were negotiated with the creditors’ committee. The Management Stock Plan in many respects replaces certain elements of the 2002 Stock Option Plan. A total of up to 1,328,049 shares of common shares are available for issuance pursuant to restricted stock and/or stock options granted under the Management Stock Plan and, as of January 31, 2005, 264,837 shares of restricted common stock and 397,255 options to purchase common shares, with a strike price of $12.63 per share, were issued. The remaining shares are available for future grants. Under the Management Stock Plan, the initial grants of restricted stock vest at the rate of 25% per year on each of July 1, 2005, July 1, 2006, July 1, 2007, and July 1, 2008, and the initial stock options vest at the rate of 33 1/3% on each of the Effective Date, January 1, 2006 and January 1, 2007. Accelerated vesting applies in certain circumstances specified in the plan document, including a change in control or a termination without cause. The Board of Directors (or a committee of the Board of Directors) determines the awards of restricted stock and options to be granted under the Management Stock Plan. Management believes that the size and terms of the Management Stock Plan are appropriate, within market terms and necessary to achieve the goals of attracting, retaining and motivating key employees.

Management Incentive Plan

As of January 31, 2005, we implemented the Management Incentive Plan of Oglebay Norton Company (the “Management Incentive Plan”) to provide certain key employees with an incentive to remain in our employ following the Effective Date. The terms of the Management Incentive Plan were negotiated with the creditors’ committee. The Management Incentive Plan includes a retention bonus benefit and a supplemental severance benefit. Under the retention bonus portion of the plan, a total of 44 key employees received a retention bonus equal to a percentage of their annual base salary, payable 50% upon continued employment as of January 31, 2005, and 50% ninety days after January 31, 2005. The aggregate amount of retention bonuses for the 44 key employees is $2.186 million. A discretionary bonus pool of $250,000 (subject to a cap of $10,000 for any one employee) also was available for distribution to our employees who were not otherwise participating in the retention bonus portion of the plan. As determined by the Organization and Compensation Committee of the Board of Directors based on recommendations from our Chief Executive Officer and President and approved by the Board of Directors, discretionary bonuses were paid to 41 employees on January 31, 2005. These employees were paid 100% of their respective discretionary bonuses on January 31, 2005. The discretionary bonuses were awarded to employees who made a significant contribution to our successful reorganization efforts, as recommended by our officers to the Organization and Compensation Committee and our Board of Directors. The discretionary bonuses awarded were not reflective of salary or job level, but rather were based on merit. Under the supplemental severance portion of the plan, a total of 44 key employees were eligible for a supplemental severance payment equal to either 100% or 50% of their annual base salary, payable, subject to applicable law, upon termination without cause within 12 months of January 31, 2005. The supplemental severance payment will be reduced by one month for each month that such a termination occurs subsequent to January 31, 2005, to a minimum of six months. The maximum cost of the supplemental severance benefits (assuming all eligible employees were immediately terminated) is approximately $4.381 million.

An employee’s participation in the Management Incentive Plan is in addition to, as applicable, the Management Stock Plan, any management employment agreements or officer agreements effective on or after January 31, 2005, our Annual Incentive Plan and any other plans or benefits that we may provide to our employees in the ordinary course of business.

Qualified Pension Plan and Excess and TRA Supplemental Benefit Retirement Plan

We sponsor the Oglebay Norton Company Pension Plan (the “Pension Plan”), which is a defined benefit pension plan that covers substantially all of our full-time salaried and some hourly employees at certain locations, and the Oglebay Norton Company Excess and TRA Supplemental Benefit Retirement Plan (the “TRA Supplemental Benefit Retirement Plan”), which applies to highly compensated salaried employees. These benefits for eligible employees are based on average annual compensation for the highest five consecutive years during the last ten years of employment prior to retirement.

The table below shows the annual pension payable under the Pension Plan and the TRA Supplemental Benefit Retirement Plan at normal retirement age:

	Estimated Annual Benefit (Assuming Retirement on January 1, 2005)
	Years of Service
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years
$ 75,000	$ 16,875	$ 22,500	$ 28,125	$ 33,750	$ 39,375
100,000	22,500	30,000	37,500	45,000	52,500
150,000	33,750	45,000	56,250	67,500	78,750
200,000	45,000	60,000	75,000	90,000	105,000
250,000	56,250	75,000	93,750	112,500	131,250
300,000	67,500	90,000	112,500	135,000	157,500
350,000	78,750	105,000	131,250	157,500	183,750
400,000	90,000	120,000	150,000	180,000	210,000
450,000	101,250	135,000	168,750	202,500	236,250
500,000	112,500	150,000	187,500	225,000	262,500
550,000	123,750	165,000	206,250	247,500	288,750
600,000	135,000	180,000	225,000	270,000	315,000
650,000	146,250	195,000	243,750	292,500	341,250
700,000	157,500	210,000	262,500	315,000	367,500
750,000	168,750	225,000	281,250	337,500	393,750
800,000	180,000	240,000	300,000	360,000	420,000
850,000	191,250	255,000	318,750	382,500	446,250

Benefits under the Pension Plan and the TRA Supplemental Benefit Retirement Plan for eligible salaried employees are based on average annual compensation for the highest five years during the last 10 years of employment prior to retirement. Covered compensation is equal to total base pay and certain incentive compensation (including amounts deferred under the former long-term incentive plan), which is substantially the same as shown in the salary and bonus columns of the Summary Compensation Table shown above. The annual benefit is calculated by multiplying the participant’s average compensation by a factor of 1.5% and the participant’s years of covered service (but not below a minimum benefit unrelated to compensation). Benefits are paid in a straight life annuity form to unmarried participants and in the form of 50% joint and survivor annuities to married participants and are not subject to reduction for Social Security or other offset.

Certain surviving spouse benefits are also available under the plans, as well as early retirement and facility shutdown benefits. The benefits table shown above has been prepared without regard to benefit limitations imposed by the Internal Revenue Code. The years of benefit service credited for executive officers named in the Summary Compensation Table are: Mr. Lundin—4.67 years (not including service under a prior plan); Ms. Boland—3.0 years; Ms. Bon—2.67 years; Mr. Minkel—5.0 years; and Ms. Walk—6.58 years. Mr. Lundin is also vested in a benefit earned prior to the acquisition of Michigan Limestone. The benefit is based on 6.08 years of service. If Mr. Lundin were to terminate his employment today, he would be entitled to a monthly benefit of $380 for a total monthly benefit of $773 ($9,281 annually) payable at age 65.

The Internal Revenue Code limits the benefits provided under qualified pension plans. The TRA Supplemental Benefit Retirement Plan is a non-qualified retirement plan that provides benefits to highly compensated salaried employees. The TRA Supplemental Benefit Retirement Plan provides for the payment, out of our general funds, of the amount that an eligible participant would have received under the Pension Plan but for the Internal Revenue Code limits. The above table, which does not reflect those limits, shows the total annual pension benefits payable under both the Pension Plan and the TRA Supplemental Benefit Retirement Plan.

Capital Accumulation Plan

Effective January 1, 2000, we adopted a Capital Accumulation Plan. The Capital Accumulation Plan was terminated on June 1, 2003, and all amounts due to the participants of the plan were paid out. Prior to its termination, under the Capital Accumulation Plan, certain management and highly compensated employees, who were limited in the amounts of salary and bonus they could defer pursuant to plans qualified pursuant to ERISA, could elect to defer receipt of salary, bonus and/or long term incentive compensation. Participants were permitted to defer up to 50% of their salary, up to 100% of their bonus and up to 100% of their long-term incentive compensation, each in 10% increments, payable during the year.

The Capital Accumulation Plan, which was not a qualified plan, provided for the payment, out of our general funds, of the amount deferred, together with an amount of investment earnings, gains and/or losses, and expenses determined with reference to the performance of certain “deemed” investment options, as directed by the participant. The Capital Accumulation Plan also provided an amount equivalent to any benefit not provided to the participant under the Incentive Savings and Stock Ownership Plan by reason of the deferral of compensation under the Capital Accumulation Plan, although no duplication of benefits provided under any other arrangement was permitted. Deferred salary and bonus, and the investment gain or loss on the deferred salary and bonus, under the Capital Accumulation Plan, were fully vested.

Officer Agreements Operative Upon Change in Control of Oglebay Norton Company

On January 31, 2005, we entered into separate Change in Control and Employment Agreements (collectively, the “Officer Agreements”) with the named executive officers listed in the Summary Compensation Table shown above. The terms of the Officer Agreements were negotiated with the creditors’ committee. The Officer Agreements are designed to retain these individuals and provide for continuity of management in the event of any actual or threatened change in control (as defined in the Officer Agreements) of Oglebay Norton Company. None of the Officer Agreements will become operative unless there is a change in control of Oglebay Norton Company.

There are two triggers which apply to the Officer Agreements. The first trigger requires that a change in control occur. After a change in control, the named executive officer is entitled to continued employment for a 12-month contract term at a compensation rate equal to the greater of the named executive officer’s base salary in effect immediately prior to the change in control and the named executive officer’s base salary in effect at any time during the two years prior to the change in control (excluding any mandatory bonus) (“Contract Compensation”). During the year in which the change of control occurs, the named executive officer will also be entitled to receive a bonus under the annual bonus plan at a level no less than the target amount. The second trigger is tripped if, after a change in control, the officer is terminated without “cause” or the officer terminates his or her employment for “good reason.” If the second trigger occurs, then, subject to certain exceptions, the named executive officer is entitled to receive severance benefits, subject to applicable law, until the later of six months following termination or the number of months remaining in the 12-month period following the change in control, and such severance shall be paid at the highest monthly rate calculated based on the Contract Compensation and the bonus under the annual bonus plan.

After employment termination, the named executive officer is not obligated to mitigate the amounts paid pursuant to the Officer Agreement. In addition, the named executive officer agrees not to disclose any of our confidential information, trade secret, or proprietary information. If and to the extent payments made to the officer on account of a change in control are treated as excess parachute payments under the Internal Revenue Code, the Officer Agreement provides for an additional payment to make the officer whole with respect to additional excise tax payments.

Irrevocable Trusts

We made commitments under various plans and agreements for supplemental pension benefits, deferred and executive compensation arrangements, and obligations arising in the event of a change in control, which it has not been required to fund on a current basis. In order to provide assurances that those commitments will be honored, we established three trusts with an independent trustee to provide additional security for these commitments in the event of a “change in control.” During 2002, we terminated one of the trusts and currently have two trusts remaining.

Irrevocable Trust Agreement II provides additional assurances for benefits and payments due under the TRA Supplemental Benefit Retirement Plan, the agreements with our former executive officers, certain deferred compensation agreements and our Supplemental Savings and Stock Ownership Plan. The Supplemental Savings and Stock Ownership Plan provides for cash payment of the amount by which certain participants’ benefits under the Incentive Savings and Stock Ownership Plan would exceed the Internal Revenue Code limitations applicable to that plan.

The Oglebay Norton Company Assurance Trust provides additional assurances for benefits and payments for current executives serving us after 2002 due under the Supplemental Savings and Stock Ownership Plan, the Officer Agreements, certain deferred compensation agreement, and the TRA Supplemental Benefit Retirement Plan. It also provides that, in the event of a threatened “change in control,” we will deposit in a pour-over trust, on an irrevocable basis, 125% of the aggregate unfunded obligations of the commitments. The trust becomes revocable if, after the threat, no “change in control” occurs. If a “change in control” does occur, the trust remains irrevocable.

We have not contributed any significant assets to the two trusts. However, we retain the right to make discretionary contributions into the trusts at any time. Assets held in the trusts are subject at all times to the claims of our general creditors. If funds in the trusts are insufficient to pay amounts due under a plan or agreement, we remain obligated to pay those amounts. No employee has any right to assets in the trusts until, and to the extent, benefits are paid from the trusts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Chartered Aircraft

We periodically need to charter a small aircraft for the purposes of traveling to and from our remote locations. Mr. Lundin, our President and Chief Executive Officer, and his wife are the shareholders of a company known as L.L. Aviation, LLC, which owns such an aircraft. We chartered the aircraft owned by L.L. Aviation, LLC during 2004. A total of approximately $135,000 was paid by us for such charters in 2004.

Michigan Limestone

In the second quarter of 2000, we entered into an Interest Purchase Agreement, dated as of April 14, 2000, with Johnson Mining Inc., The Cary Mining Company, Inc., Michigan Minerals Associates, Inc., and Michigan Limestone Operations Limited Partnership (the “interest purchase agreement”) to acquire all of the partnership interests in Michigan Limestone Operations Limited Partnership (“MLO”) from its prior owners for $53 million in cash at closing, and the assumption of about $8 million in debt, plus additional contingent payments subject to the achievement of performance parameters over several subsequent years. The purchase price for MLO was arrived at through arms-length negotiations between the parties. On April 26, 2000, Mr. Lundin, one of the former owners of MLO, became one of our named executive officers. Mr. Lundin’s share of the MLO purchase price paid at closing was about $9.8 million, of which he received about $4.9 million after paying loans and expenses related to the transaction. Additionally, as part of the transaction, Mr. Lundin was originally scheduled to receive a share of contingent payments to the extent earned through 2011. Under the terms of the interest purchase agreement, upon a change in control, including bankruptcy, of us, the former owners of MLO had the right to accelerate the remaining payments.

After our bankruptcy petition date, the creditors’ committee entered into negotiations with certain of the holders of claims against us under or evidenced by the interest purchase agreement (the “MLO claims”) regarding possibly amending the interest purchase agreement. Mr. Lundin had no involvement with these negotiations. The Cary Mining Company, Inc., one of the holders of MLO claims, was a member of the creditors’ committee, but took no part in, and was excluded from any involvement in, all of the negotiations and discussions of the creditors’ committee regarding the MLO claims. As a result of these negotiations, the interest purchase agreement was amended as of January 31, 2005, and as of January 31, 2005 was assumed (as amended) by us. Specifically, pursuant to the amended interest purchase agreement, the parties agreed to reduce significantly the aggregate annual amount of contingent payments and to extend the time period within which the contingent payments are to be made by four to six years. The amended interest purchase agreement provides for maximum aggregate amounts of annual contingent payments in the period 2003 through 2016 as follows:

•	$625,000 for 2003 (which was paid on January 31, 2005);

•	$1.025 million for the period 2004-2006 (of which $875,000 for 2004 was paid on April 29, 2005); and

•	$2.65 million for the period 2007-2016.

In addition, the amended interest purchase agreement provides that:

•	EBITDA payments are determined based upon our consolidated EBITDA and all of our subsidiaries rather than the aggregate EBITDA of the purchased quarries and/or the purchased operations, beginning with our 2004 fiscal year;

•	our domestic subsidiaries execute and deliver guaranty agreements as adequate assurance of future performance within the meaning of the Bankruptcy Code;

•	the holders of MLO claims waive any right, upon assumption and assignment to us of the amended interest purchase agreement, to any cure amounts or adequate assurance of future performance within the meaning of the Bankruptcy Code, other than as provided in the amended interest purchase agreement; and

•	the holders of MLO claims consent to any change in control resulting from our emergence from chapter 11 and waive any rights that they have (or might have had) to demand accelerated contingent payments as a result of the commencement or pendency of our chapter 11 cases or our emergence from chapter 11.

Mr. Lundin did not receive any contingent payment in 2004, but received a payment of $112,525 for 2003 on the Effective Date and $162,743 for 2004 on April 29, 2005. On November 1, 2001, Mr. Lundin was promoted to the position of our President and Chief Operating Officer, and on December 12, 2001, Mr. Lundin was elected to our Board of Directors. On December 4, 2002, Mr. Lundin was appointed as our Chief Executive Officer and President.

Mr. Lundin was not one of our named executive officers prior to the MLO acquisition.

Filler Products

We have an agreement with the prior owner of the assets now operated by our subsidiary, O-N Minerals (Filler Products) Company (formerly known as Global Stone Filler Products) allowing him the right to free and/or below market value stone from the location in Chatsworth, Georgia. This prior owner is the brother-in-law of the current plant manager at our Filler Products location.

Commitment Agreement

As previously described, we entered into a commitment agreement with the subscribers prior to the Effective Date. Under the terms of the commitment agreement, each of the holders of the senior subordinated notes party to the commitment agreement severally agreed to purchase its ratable share of 8,000,000 convertible preferred shares, and certain of such holders, along with certain third party accredited investors party to the commitment agreement, severally agreed to purchase specified amounts of convertible preferred shares that were not subscribed for in the rights offering, all subject to the satisfaction or waiver of certain conditions contained in the commitment agreement. On June 29, 2004, we entered into an amendment to the commitment agreement under which certain of the parties to the commitment agreement agreed to purchase an aggregate of 500,000 additional convertible preferred shares at $10 per share for a total purchase price of $5 million, subject to the satisfaction or waiver of the conditions set forth in the commitment agreement. The additional 500,000 shares were allocated among such holders of senior subordinated notes and these other third party accredited investors in proportion to their respective standby commitments under the commitment agreement in respect of the rights offering.

Our Chairman of the Board, Mr. Thomas O. Boucher Jr., was a holder of approximately $10,000 in principal amount of the senior subordinated notes and was a party to the commitment agreement. Under the terms of the commitment agreement, Mr. Boucher purchased 8,839 convertible preferred shares for a total purchase price of $88,390. In consideration for his total commitment of $597,423, Mr. Boucher received a fee, paid in cash on the Effective Date, of $29,631.

Mr. Boucher was a member and the chair of the creditors’ committee. Mr. Boucher is also a general partner of Ingalls & Snyder Value Partners, L.P., which was a holder of approximately $8.7 million in principal amount of the senior subordinated notes and was a party to the commitment agreement. Under the terms of the commitment agreement, Ingalls & Snyder Value Partners, L.P. purchased 903,392 convertible preferred shares for a total price of $9.033 million. In consideration for its total commitment of $20.988 million, Ingalls & Snyder Value Partners, L.P. received a fee, paid in cash on the Effective Date, of $840,621.

Mr. Boucher is also Managing Director of Ingalls & Snyder LLC, a broker dealer and registered investment advisor of which certain parties to the commitment agreement are officers or clients.

Registration Rights

As part of the financial restructuring, we entered into a registration rights agreement (the “Registration Rights Agreement”) on January 31, 2005 with the parties to the commitment agreement granting a demand registration right to enable them or their transferees to resell, pursuant to an effective registration statement filed with the SEC, the total of 3,360,800 convertible preferred shares purchased pursuant to the commitment agreement, and the 3,360,800 common shares issuable upon conversion of the convertible preferred shares. We filed a registration statement covering such securities on Form S-1 with the SEC on January 27, 2005. The registration statement was declared effective by the SEC on April 8, 2005. We are required to keep such registration statement effective until the earliest of (1) two years after the effective date of that registration statement, (2) the date when all of the shares covered by the registration statement have been sold pursuant to the registration statement and (3) the date on which the shares covered by the registration statement may be resold by such holders pursuant to Rule 144(k) of the Securities Act of 1933. The registration right is subject to various customary conditions as set forth in the Registration Rights Agreement, which you should read in its entirety for the complete provisions. We will pay all fees and expenses related to the registration of such shares pursuant to the registration statement (excluding those of counsel or other advisors to the selling shareholders and any underwriting discounts and fees and brokerage and sales commissions, which will be paid by the selling shareholders).

Each of the signatories to the Registration Rights Agreement excluding Castlerigg Master Investments Ltd., Fledgling Associates LLC, Gator Investment Company, Robert L. Gipson IRA, Thomas L. Gipson IRA, J. George Investments LLC, Lonestar Partners, L.P., Nikolaos Monoyios IRA, Nomura Securities International, The Northwestern Mutual Life Insurance Company, Robert T. Clutterbuck Trust, Brad Shingleton, John M. Stein, Steven N. Stein, Stifel Nicolaus & Company, Incorporated, Whitebox Convertible Arbitrage Partners, L.P. and Winward Capital L.P. were holders of our senior subordinated notes immediately prior to our emergence from bankruptcy on January 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and named executive officers and persons who own more than 10% of any class of any of our equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. We periodically remind our directors and named executive officers of their reporting obligations and assist in making the required disclosure once we are notified that a reportable event has occurred. We are required to report in this Proxy Statement any failure by any of the above mentioned persons to make timely Section 16 reports.

Based solely on our review of copies of forms that we have received, and written representations from our directors and named executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, named executive officers or greater than 10% shareholders during 2004, except that, during both the third and fourth quarters of 2004, William G. Pryor, a former director, failed to file a report on Form 4 for sales transactions involving his ownership of our old common stock.

BENEFICIAL OWNERSHIP OF COMMON SHARES

AND CONVERTIBLE PREFERRED SHARES

The information presented below regarding beneficial ownership of our common shares and convertible preferred shares has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. Under these rules, beneficial ownership includes any security with respect to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.

The following tables set forth, as of June 7, 2005, as to each current director, each named executive officer listed in the Summary Compensation Table above, each beneficial owner of 5% or more of common shares or convertible preferred shares and all current directors and named executive officers as a group: (1) the number of common shares and convertible preferred shares, and (2) the percent of such classes, beneficially owned. As of June 7, 2005, there were 3,597,581 common shares outstanding and 8,499,900 convertible preferred shares outstanding.

Beneficial Ownership of Directors and Named Executive Officers

	Common Shares Beneficially Owned		Convertible Preferred Shares Beneficially Owned		Common Shares and Convertible Preferred Shares Beneficially Owned
Name of Beneficial Owner (1)	Amount (2)(3)	Percent of Class	Amount	Percent of Class	Amount (3)	Percent of Class (4)
DeLyle W. Bloomquist	0	*	10,000	*	10,000	*
Thomas O. Boucher Jr. (5) (6)	293	*	8,839	*	9,132	*
Eugene I. Davis	0	*	15,000	*	15,000	*
Laurence V. Goddard	0	*	2,500	*	2,500	*
Robert H. Kanner	0	*	15,000	*	15,000	*
John P. O’Brien	0	*	7,500	*	7,500	*
Michael D. Lundin	119,886	3.30%	0	*	119,886	*
Julie A. Boland	43,957	1.22%	0	*	43,957	*
Sylvie A. Bon	23,976	*	0	*	23,976	*
Michael J. Minkel	23,976	*	0	*	23,976	*
Rochelle F. Walk	23,976	*	0	*	23,976	*
Named executive officers and directors as a group (11 persons)	236,064	6.42%	58,839	*	294,903	2.44%

Beneficial Owners of 5% or More of Common Shares and/or Convertible Preferred Shares

	Common Shares Beneficially Owned		Convertible Preferred Shares Beneficially Owned		Common Shares and Convertible Preferred Shares Beneficially Owned
Name of Beneficial Owner(1)	Amount (2)	Percent of Class	Amount	Percent of Class	Amount	Percent of Class (4)
Schultze Asset Management (7) 3000 Westchester Avenue Purchase, NY 10577	-0-	*	1,170,500	13.77%	1,170,500	9.68%

AIG Global Investment Corp (8) 175 Water Street New York, NY 10038	332,181	9.23%	863,792	10.16%	1,195,973	9.89%

Ingalls & Snyder Value Partners, L.P. (6) 61 Broadway, New York, NY 10006	254,784	7.08%	853,392	10.04%	1,108,176	9.16%

Pacholder Associates, Inc. (9) 8044 Montgomery Rd. Suite 555 Cincinnati, Ohio 45236	219,380	6.10%	648,804	7.63%	868,184	7.18%

Tontine Capital Partners, L.P. (10) 55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830	248,844	6.92%	48,750	*	297,594	2.46%

Recon Arbitrage Master Fund, Ltd. (11) c/o Recon Capital, LLC 599 Lexington Ave. 35th Floor, New York, NY 10022	273,214	7.59%	-0-	*	273,214	2.26%

Caxton International Ltd. (12) c/o Prime Management Ltd Mechanics Building 12 Church Street Hamilton HM11, Bermuda	221,800	6.17%	-0-	*	221,800	1.83%

Fairfield Greenwich Limited (13) 919 Third Avenue, New York, NY 10022	200,000	5.56%	-0-	*	200,000	1.65%

*	Represents less than 1% of the outstanding convertible preferred shares or the outstanding common shares, as applicable.
(1)	Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting and investment power.
(2)	Excludes the number of common shares issuable upon conversion of the convertible preferred shares (and the accretion of dividends on the convertible preferred shares).
(3)	Includes (A) restricted common shares awarded under the Management Stock Plan as follows: Ms. Boland—29,304; Ms. Bon—15,984; Mr. Lundin—79,924; Mr. Minkel—15,984; and Ms. Walk—15,984;

and (B) common shares obtainable upon exercise of stock options within 60 days following June 7, 2005 as follows: Ms. Boland—14,653; Ms. Bon—7,992; Mr. Lundin—39,962; Mr. Minkel—7,992; and Ms. Walk—7,992. These restricted common shares awarded under the Management Stock Plan vest at a rate of 25% per year on each of July 1, 2005, July 1, 2006, July 1, 2007, and July 1, (subject to accelerated vesting circumstances as specified in the Management Stock Plan).

(4)	Percent of Class denotes the percentage of common shares based on the assumption of the conversion of all 8,500,000 convertible preferred shares into 8,500,000 common shares.
(5)	The address for Mr. Boucher is c/o Ingalls & Snyder, LLC, 61 Broadway, New York, New York 10006.
(6)	Ingalls & Snyder Value Partners, L.P. (“ISVP”) beneficially owns 1,108,176 common shares on a fully diluted basis (consisting of 254,784 common shares and 853,392 convertible preferred shares). ISVP is a private investment partnership managed by Ingalls & Snyder, LLC, a registered broker dealer and investment advisor (“I&S”), under an investment advisory contract. According to filings on Schedule 13D dated February 10, 2005, I&S shares dispositive power over these securities with the general partners of ISVP, Thomas O. Boucher Jr. and Robert L. Gipson. Boucher, a Managing Director of I&S, and Gipson, a Senior Director of I&S, share voting authority over these shares. Mr. Boucher beneficially owns 9,132 common shares on a fully diluted basis (consisting of 293 common shares and 8,839 convertible preferred shares) and by virtue of his relationship with ISVP, Mr. Boucher may be deemed to beneficially own an additional 1,239,316 common shares on a fully diluted basis, consisting of 1,108,176 shares owned by ISVP and 131,140 shares as to which Mr. Boucher shares dispositive authority with clients of I&S. Included in these shares are 15,846 on a fully diluted basis (consisting of 4,246 common shares and 11,600 convertible preferred shares) owned by members of Mr. Boucher’s household. Mr. Gipson beneficially owns 43,865 common shares on a fully diluted basis (consisting of 7,500 common shares and 35,365 convertible preferred shares) and by virtue of his relationship with ISVP, Mr. Gipson may be deemed to beneficially own an additional 1,108,176 common shares on a fully diluted basis, as to which Mr. Gipson shares voting and dispositive power with I&S. I&S may be deemed to beneficially own 2,694,020 common shares on a fully diluted basis, consisting of 1,108,176 shares as to which I&S shares dispositive power with the general partners of ISVP and 1,585,844 shares as to which certain officers and employees of I&S shares dispositive power with various holders of certain of its brokerage accounts. Those officer and employees include Boucher, Gipson, Steven M. Foote, Adam D. Janovic, H. Shepard Boone, Thomas P. DiTosto, John J. Dougherty and Christopher R. Siege. Each of such persons reporting on Schedule 13D expressly disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by such person except to the extent of its or his pecuniary interest in our securities.
(7)	According to filings on Schedule 13G with the SEC dated May 13, 2005 and June 13, 2005, (A) Schultze Asset Management and George J. Schultze each report to have beneficial ownership consisting of shared voting power and shared dispositive power with respect to an aggregate of 1,170,500 convertible preferred shares that are, as of June 7, 2005, convertible into 1,170,500 common shares, and (B) Schultze Master Fund, Ltd. reports to have beneficial ownership consisting of shared voting power and shared dispositive power with respect to an aggregate of 1,083,920 convertible preferred shares that are, as of June 7, 2005, convertible into 1,083,920 common shares. Schultze Asset Management, LLC acts an investment manager for individual and institutional investors through limited partnerships, offshore funds, and managed accounts (the “Managed Accounts”). In its capacity as investment manager, and pursuant to investment management agreements between Schultze Asset Management, LLC and each Managed Account, Schultze Asset Management, LLC has the sole power to vote and dispose of the securities owned by the Managed Accounts. Schultze Master Fund, Ltd. is one of Schultze Asset Management, LLC’s Managed Accounts. George J. Schultze is the Managing Member of Schultze Asset Management, LLC. George J. Schultze exercises sole voting and investment control over Schultze Asset Management, LLC. Both Schultze Asset Management, LLC and George J. Schultze disclaim beneficial ownership of the convertible preferred shares except to the extent of their respective pecuniary interest in our convertible preferred shares.
(8)

According to filings on Schedule 13G with the SEC dated April 15, 2005, American International Group, Inc., AIG Global Asset Management Holdings Corp., and AIG Global Investment Corp. each report to have beneficial ownership consisting of shared voting power and shared dispositive power with respect to an aggregate of 1,195,973 common shares consisting of 332,181 common shares and 863,792 common shares that are, as of June 7, 2005, convertible into 863,792 common shares. The common shares and convertible preferred shares are held by AIG Global Investment Corp. as investment adviser for AIG Annuity Insurance Company, SunAmerica Life Insurance Company, and The Variable Annuity Life Insurance Company, each of which is a wholly-owned subsidiary of American International Group, Inc. American International Group is the sole stockholder of AIG Global Asset Management Holdings Corp., which is the parent holding company of AIG Global Investment Corp. The address for AIG Global Asset Management Holdings Corp. and American International Group, Inc. is 70 Pine Street, New York, New York 10270.

(9)	According to a filing on Schedule 13G with the SEC dated February 10, 2005: (A) Pacholder Associates, Inc. (“Pacholder Associates”) and Banc One High Yield Partners, LLC each report to have beneficial ownership consisting of shared voting power with respect to an aggregate of 868,184 common shares consisting of 219,380 common shares and 648,804 convertible preferred shares that are, as of June 7, 2005, convertible into 648,804 common shares, and shared dispositive power with respect to 219,380 common shares and 648,804 convertible preferred shares that are, as of June 7, 2005, convertible into 648,804 common shares; and (B) One Group High Yield Bond Fund reports to have beneficial ownership consisting of shared voting power with respect to 124,464 common shares and 380,154 convertible preferred shares that are, as of June 7, 2005, convertible into 380,154 common shares, and shared dispositive power with respect to 124,464 common shares and 380,154 convertible preferred shares that are, as of June 7, 2005, convertible into 380,154 common shares.

Pacholder Associates is a registered investment advisor. Pacholder Associates has two affiliated registered investment advisors that are joint ventures, Pacholder & Company LLC, which is owned 49% by Banc One Investment Advisors Corporation (“BOIA”) and 51% by Pacholder Associates, and Banc One High Yield Partners, LLC, which is owned 51% by BOIA and 49% by Pacholder Associates. The 219,380 common shares and the 648,804 convertible preferred shares that are, as of June 7, 2005, convertible into 648,804 common shares reported for Pacholder Associates are held directly as follows: One Group High Yield Bond Fund owns 124,464 common shares and 380,154 convertible preferred shares that are, as of June 7, 2005, convertible into 380,154 common shares; Pacholder High Yield Fund, Inc. owns 65,893 common shares and 189,370 convertible preferred shares that are, as of June 7, 2005, convertible into 189,370 common shares; One Group Income Bond Fund owns 14,643 common shares and 40,000 convertible preferred shares that are, as of June 7, 2005, convertible into 40,000 common shares; Southern UTE Permanent Fund owns 7,058 common shares and 19,280 convertible preferred shares that are, as of June 7, 2005, convertible into 19,280 common shares; Legacy Aggressive High Yield Fund owns 4,393 common shares and 12,000 convertible preferred shares that are, as of June 7, 2005, convertible into 12,000 common shares; and WCI Steel, Inc. Defined Pension Benefit Plan owns 2,929 common shares and 8,000 convertible preferred shares that are, as of June 7, 2005, convertible into 8,000 common shares.

By virtue of investment advisory agreements between Pacholder Associates and its affiliated investment advisory firms, including Banc One High Yield Partners, LLC and Pacholder & Company LLC, and certain investment advisory clients, including One Group High Yield Bond Fund, Pacholder High Yield Fund, Inc., One Group Income Bond Fund, Southern UTE Permanent Fund, Legacy Aggressive High Yield Fund, and WCI Steel, Inc. Defined Pension Benefit Plan (collectively, the “Pacholder Entities”), (x) Pacholder Associates and Banc One High Yield Partners, LLC may be deemed to share beneficial ownership of the 219,380 common shares and the 648,804 convertible preferred shares that are, as of June 7, 2005, convertible into 648,804 common shares owned by the Pacholder Entities, and (y) Pacholder & Company LLC is deemed to share beneficial ownership of the 65,893 common shares and 189,370 convertible preferred shares that are, as of June 7, 2005, convertible into 189,370 common shares owned by Pacholder High Yield Fund, Inc. Each of Pacholder Associates, Banc One High Yield Partners, LLC, and Pacholder & Company LLC expressly disclaims beneficial ownership of such common shares except to the extent of its respective pecuniary interest in the common shares.

(10)

According to a filing on Schedule 13G with the SEC dated February 15, 2005, Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., and Jeffrey L. Gendell each report to have beneficial ownership consisting of shared voting power with respect to an aggregate of 297,594 common shares consisting of 248,844 common shares and 48,750 convertible preferred shares that are, as of June 7, 2005, convertible into 48,750 common shares and shared dispositive power with respect to 248,844 common shares and 48,750 convertible preferred shares that is, as of June 7, 2005, convertible into 48,750 common shares. Tontine Capital Management, L.L.C. is the general partner of Tontine Capital Partners, L.P. Jeffrey L. Gendell is the Managing Member of Tontine Capital Management, L.L.C.

(11)	According to a filing on Schedule 13G with the SEC dated February 14, 2005, Recon Arbitrage Master Fund, Ltd., Recon Capital, LLC and Robert L. Friend each report to have beneficial ownership consisting of shared voting power with respect to 273,214 common shares and shared dispositive power with respect to 273,214 common shares. Recon Capital, LLC is the investment adviser to Recon Arbitrage Master Fund, Ltd. and Robert L. Friend is Manager and Senior Managing Director of Recon Capital, LLC.
(12)	According to a filing on Schedule 13G with the SEC dated March 29, 2005, Caxton International Limited, Caxton Associates, L.L.C. and Bruce S. Kovner each report to have beneficial ownership consisting of shared voting power with respect to 221,800 common shares and shared dispositive power with respect to 221,800 common shares. Caxton Associates, L.L.C. is the trading adviser to Caxton.
(13)	According to a filing on Schedule 13G with the SEC dated February 11, 2005, Fairfield Greenwich Limited reports to have beneficial ownership consisting of sole voting power with respect to 200,000 common shares, and sole dispositive power with respect to 200,000 common shares.

PERFORMANCE GRAPH

The graph below compares the four month cumulative return from investing $100 on the Effective Date, in each of our common shares, the Russell 2000 Value Index, and the Value Line Cement and Aggregates Index. All indices were calculated by Value Line, Inc., an independent third-party in the business of publishing information for investors. (1)

(1)	Assumes $100 invested at the open of trading on January 31, 2005 in our common shares, Russell 2000 Value Index, and the Value Line Cement and Aggregates Index, and the reinvestment of all dividends.

Source: Value Line, Inc.

PROPOSAL 2

ADOPT THE 2005 MANAGEMENT STOCK PLAN

OF OGLEBAY NORTON COMPANY

As of January 31, 2005, we implemented the 2005 Management Stock Plan of Oglebay Norton Company (the “Management Stock Plan”) to retain and motivate key employees following the Effective Date of the Plan of Reorganization. Although the Management Stock Plan, whose terms were negotiated with the creditors’ committee, was approved by the Bankruptcy Court under our Plan of Reorganization, we are submitting the Management Stock Plan to the shareholders for adoption as a matter of good corporate practice. The Management Stock Plan was filed with the SEC as Exhibit 4.1 to our registration statement on Form S-8 (Commission No. 333-122432) on January 27, 2005, and a copy of the Management Stock Plan is attached as Appendix B to this Proxy Statement.

Your Board of Directors recommends a vote FOR this proposal.

General.    The Management Stock Plan in many respects replaces certain elements of the 2002 Stock Option Plan, which was terminated during bankruptcy. The Management Stock Plan provides for the grant of incentive stock options and nonqualified stock options and the grant of restricted common shares to our employees to achieve the goals of attracting, retaining and motivating our key employees.

Administration and Amendments.    A committee of two or more non-employee directors of Oglebay Norton Company (the “Committee”) shall administer and interpret the Management Stock Plan. Generally, the Management Stock Plan may be amended by the Committee or the Board of Directors at any time so long as any amendment that affects holders of previously-granted awards receives the consent of such holders. Additionally, any amendments that increase the number of shares reserved for issuance under the Management Stock Plan or certain share limits contained in the Management Stock Plan, or that change the class of eligible participants under the Management Stock Plan, must be approved by our shareholders.

Eligibility.    Any of our approximately 1,800 employees may be selected by the Committee to receive benefits under the Management Stock Plan. Our non-employee directors may not participate in the Management Stock Plan.

Shares Reserved; Plan Limits.    We initially reserved a total of up to 1,328,049 common shares for issuance pursuant to restricted stock and/or stock options granted under the Management Stock Plan, subject to adjustment, including in the event of forfeitures or changes in our capital structure. The number of common shares that may be issued upon the exercise of incentive stock options will not exceed 1,325,397 common shares, subject to adjustment as described below. No participant may be granted options for more than 500,000 common shares during any calendar year.

Initial Grants.    As of January 31, 2005, 264,837 shares of restricted common shares and options to purchase 397,255 common shares, with a strike price of $12.63 per share, were issued. The remaining shares are available for future grants. The initial grants of restricted common shares vest at the rate of 25% per year on each of July 1, 2005, July 1, 2006, July 1, 2007, and July 1, 2008, and the initial stock options vest at the rate of 33 1/3% per year on each of the Effective Date, January 1, 2006 and January 1, 2007.

Options.    Incentive and nonqualified stock options have an exercise price of 100% or more of the fair market value of the common shares on the date of grant, as determined by the Committee at the time of grant. Except with respect to the initial option grants, the Committee determines the requisite consideration for stock option grants under the Management Stock Plan.

Restricted Shares.    Restricted shares are granted without the payment of any consideration by participants. Each grant constitutes an immediate transfer of the ownership of common shares to the participant. The restricted shares are subject to a substantial risk of forfeiture for such time, and are subject to such other terms and restrictions, as provided for by the Committee and reflected in an agreement between us and the participants receiving the restricted shares.

Adjustments.    The number of common shares covered by outstanding awards, certain other provisions contained in outstanding awards, and in certain instances the number of shares reserved for issuance under the Management Stock Plan and the other share limits contained in the Management Stock Plan are subject to adjustment by the Board in certain situations as provided in the Management Stock Plan.

Other Information.    The duration of options granted under the Management Stock Plan will be fixed by the Committee at the time of grant, but no option may be exercised more than ten years from the date of grant, and no awards may be granted under the Management Stock Plan after January 30, 2015. Vesting is determined by the Committee at the time of grant. Options have been, and will continue to be, granted in consideration for services performed by the option recipients. Accelerated vesting applies in certain circumstances specified in the Management Stock Plan, including a change in control or a termination without cause. As of June 7, 2005, the fair market value of the common shares underlying the outstanding options under the Management Stock Plan was approximately $4.5 million.

As of June 7, 2005, the following persons or groups have received options to purchase the following numbers of common shares under the Management Stock Plan: All current executive officers as a group—235,771; all current directors who are not executive officers as a group—0; Ms. Boland—43,957; Ms. Bon—23,976; Mr. Lundin—119,886; Mr. Minkel—23,976; Ms. Walk—23,976; Mr. Boucher—0; Mr. O’Brien—0; Mr. Bloomquist—0; Mr. Davis—0; Mr. Goddard—0; Mr. Kanner—0; each person who received 5% of the options—119,886 (Mr. Lundin); and all employees, including all current officers who are not executive officers, as a group—161,484. We are unable at this time to determine the number of common shares underlying options, if any, that will be granted in the future.

Federal Income Tax Consequences.    The following is a brief summary of the Federal income tax consequences of certain transactions under the Management Stock Plan based on Federal income tax laws in effect on January 1, 2005. This summary is not intended to be complete and does not describe state or local tax consequences.

•	Tax Consequences to Participants: Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted; (ii) at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the common shares and the fair market value of the common shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of common shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the common shares after the date of exercise will be treated as a capital gain (or loss).

•	Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option, as defined under Section 422 of the Internal Revenue Code (the “Code”). The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such common shares is made by such optionee within two years after the date of grant or within one year after the transfer of such common shares to the optionee, then upon sale of such common shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

•

If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such common shares at the time of exercise (or, if less, the amount realized on the disposition of such common shares if a sale or exchange) over the option price paid for such common shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

•	Restricted Shares. The recipient of restricted common shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted common shares at such time as the common shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the common shares will have taxable ordinary income on the date of transfer of the common shares equal to the fair market value of such common shares (determined without regard to the Restrictions). If a Section 83(b) election has not been made, any dividends received with respect to restricted common shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

•	Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, we or our subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Compensation Plan Information

On the Effective Date, all of our options to purchase old common stock, outstanding on December 31, 2004, were canceled and the holders of these options to purchase old common stock are no longer able to exercise them. We do not have any other stock options outstanding except for those issued pursuant to the Management Stock Plan, which are explained on page 16 of this Proxy Statement.

PROPOSAL 3

RATIFY THE SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Ernst & Young LLP was also our independent auditors for the year ended December 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our Regulations or otherwise. However, we are submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interest of us and our shareholders.

The Board of Directors unanimously recommends a vote FOR this proposal.

Fees paid or accrued by us for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2003 and 2004 were:

Audit Fees

Fees for the audit of our financial statements for 2004 and 2003, the related reviews of the financial statements included in our Form 10-Qs and audit fees for SEC filings for 2004 and 2003 totaled $1,011,700 and $440,369, respectively.

Audit-Related Fees

Fees and expenses for assurance and related services, including employee benefit plan audits, accounting consultations and consultation concerning financial accounting and reporting standards, aggregate to $20,026 in 2004 and $60,900 in 2003. All audit-related fees were pre-approved in 2003 and 2004.

Tax Fees

Fees and expenses for tax compliance, tax planning, and tax advice on various federal, state and local matters aggregate to $1,064 in 2004 and $2,100 in 2003. All tax fees were pre-approved in 2003 and 2004.

All Other Fees

Fees and expenses for all other services, which consisted of use of an online accounting tool, aggregate to $2,500 in each of 2004 and 2003. All other fees were pre-approved in 2003 and 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

The provision of these services by the independent auditors in 2004 was compatible with maintaining the auditors’ independence.

FINANCIAL STATEMENTS

Our Annual Report on Form 10-K/A (which includes financial statements) for the year ended December 31, 2004 is being delivered with this Proxy Statement to you if you were not a shareholder of record on March 31, 2005, when we originally mailed our Annual Report on Form 10-K/A to our shareholders. You may obtain additional copies of our Annual Report on Form 10-K/A, as filed with the SEC, free of charge upon written request to the Secretary, Oglebay Norton Company, North Point Tower, 1001 Lakeside Avenue - 15th Floor, Cleveland, OH 44114-1151.

2006 ANNUAL MEETING OF SHAREHOLDERS

Our 2006 Annual Meeting of Shareholders is currently scheduled to be held on Tuesday, April 25, 2006 (the “2006 Annual Meeting”). We must receive at our principal executive offices by Thursday, December 15, 2005, any proposal of a shareholder intended to be presented at the 2006 Annual Meeting and intended to be included in our proxy materials related to the 2006 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Our proxies for the 2006 Annual Meeting will confer discretionary authority on persons named in the proxies to vote on any matter for which we do not receive timely written notice in accordance with Section 39 of our Regulations. Section 39 provides generally that a shareholder’s notice of business to be brought before an annual meeting of shareholders must be received at our principal executive offices not less than 60 nor more than 90 days before the date of the meeting. For the 2006 Annual Meeting, 60 days prior to the meeting is expected to be Friday, February 24, 2006 and 90 days prior to the meeting is expected to be Wednesday, January 25, 2006.

OTHER BUSINESS

We do not know of any business to be acted upon at the Annual Meeting other than the matters described above. If any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy will vote on such matters in accordance with their best judgment.

You are urged to sign, date and return your proxy without delay.

By Order of the

Board of Directors

ROCHELLE F. WALK Vice President and Secretary

Cleveland, Ohio

June 27, 2005

APPENDIX A

OGLEBAY NORTON COMPANY

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) of the Board of Directors (“the Board”) of the Company (the “Company”), will have the oversight responsibility, authority and specific duties as described below.

Composition

The Committee will be comprised of three or more independent directors as recommended by the Nominating and Governance Committee and determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ and Section 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission. All members will be able to read and understand financial statements and at least one of whom, is to have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission. The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board. The majority of the members of the Committee will constitute a quorum.

Responsibility

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the hiring, supervision, retention, and performance of the internal and external auditors; (iv) the independent auditors qualifications and independence; and (v) the preparation of the Audit Committee report required by Securities and Exchange Commission rules. In addition, the Committee provides an avenue for communication between the internal audit group, the independent auditors, financial management and the Board. The Committee should have a clear understanding with the internal and independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the internal and independent auditors is to the Committee. The Committee will make regular reports to the Board concerning its activities. The Committee will review this Charter annually, and will recommend amendments hereto to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

Authority

The Committee is granted the authority to investigate any matter or activity involving financial accounting and reporting, and the internal controls of the Company. The Committee has the authority to approve the retention of external professionals to render advice and counsel, as it deems necessary or appropriate in order to fulfill its obligations hereunder. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings

The Committee is to meet at least quarterly and as many additional times as the Committee deems necessary. Content of the agenda for each meeting is at the discretion of the Committee. The Committee is to meet in separate executive sessions with the Chief Financial Officer, Chief Legal Officer, independent auditors and the internal audit group at least once each year and at other times when considered appropriate. The Committee may also meet in separate executive sessions with the Chief Executive Officer and any other officer as it deems appropriate.

Attendance

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and the internal audit group be present at Committee meetings.

Specific Duties

In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess the adequacy of this charter and its compliance therewith annually and recommend any proposed changes to the Board for approval.

2.	The Committee has the sole authority to (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

3.	Review with the Company’s management, internal audit group and independent auditors, the Company’s accounting and financial internal controls reporting, including any significant deficiencies or material weaknesses identified by management in connection with its required quarterly compliance with Section 302 of the Sarbanes-Oxley Act of 2002. Obtain annually in writing from the independent auditors their letter as to the adequacy of such internal controls. Review appropriate compliance with the Sarbanes-Oxley Act of 2002.

4.	Review with the Company’s management, internal audit group and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

5.	Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.	Participate through its Chair or other designated member in a meeting to review disclosures contained in and content of the Company’s periodic reports to shareholders as filed with the Securities and Exchange Commission.

7.	Have a predetermined arrangement with the internal and independent auditors that they will advise the Committee through its Chair and management of the Company of any matters of significance identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release and to the filing of periodic reports with the SEC.

8.	At the completion of the annual audit, review with management, the internal audit group and the independent auditors the following:

—	The annual financial statements and related notes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements .

—	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

9.	Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

10.	Meet with management, the internal audit group and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as “material” or “serious”.

11.	Review, annually, with the Company’s management, internal audit function and the independent auditors, the process by which the internal audit function is carried out, outsourced or staffed internally.

12.	Review, annually or as necessary, the experience and qualifications of the key partners and managers of the independent auditors who are responsible for the audit.

13.	Review, as necessary, with the Committee any potential candidates that the Company may wish to hire from the independent auditors. If the candidate is a partner or manager who has worked on the Company’s audit in the past three years, the Committee must discuss, review and approve the hiring of the candidate prior to an offer being given, and determine that Securities and Exchange Commission regulations and stock exchange listing standards are met.

14.	Discuss, annually, with the internal auditors and the independent auditors, the overall scope and plans for their respective audits, including the adequacy of staff and compensation. Subject to the prior approval of the Board, arrange for and monitor special investigations as the need may arise. Receive an oral report(s), at least annually, from the Company’s counsel concerning legal and regulatory matters that may have a material impact on the financial statements or results.

15.	Engage independent counsel, auditors and other consultants the Committee deems appropriate.

16.	Review annually, the Company’s Ethical Code of Conduct for Senior Financial Officers, and compliance therewith.

17.	Review and approve all related party transactions.

18.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX B

2005 MANAGEMENT STOCK PLAN

OF

OGLEBAY NORTON COMPANY

1. Purpose.    The purpose of this Management Stock Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees with incentives to put forth maximum efforts for the success of the Corporation’s business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such employees on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable employees.

2. Definitions.    When used in this Plan, unless the context otherwise requires:

(a) “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

(b) “Cause” shall mean, with respect to the holder of an Incentive Award, the following: (i) if the holder has an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of cause, then the definition of the term “Cause” for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the holder does not have an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of cause, then “Cause” for purposes of the Plan shall mean (A) the holder’s failure to properly perform the holder’s duties for the Corporation or a Subsidiary (except due to physical or mental impairment); (B) the holder’s material violation of Corporation or Subsidiary policies as communicated to the holder; (C) the holder’s conviction of, or plea of nolo contendere to, a felony under the laws of the United States or any state or political subdivision thereof; or (D) the commission of any other act by the holder that brings the Company or a Subsidiary into substantial public disgrace or disrepute. Notwithstanding the foregoing, “Cause” shall not be deemed to exist under clause (ii)(A), (ii)(B) or (ii)(D) unless the Committee provides the holder with specific written notice of the facts relating to the event and the holder does not cure such conduct within ten (10) business days after the receipt of such notice.

(c) “Committee” shall mean the Committee hereinafter described in Section 3.

(d) “Change in Control” shall mean the occurrence of any of the following: (i) any person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Ingalls & Snyder and any of their respective affiliates (collectively, the “Initial Holders”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Corporation on a fully diluted basis, it being understood that a change of record ownership without a change of beneficial ownership shall not constitute a Change of Control for purposes of the Plan, (ii) any merger or consolidation of the Corporation with any other corporation or issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any Subsidiary) other than (x) a merger or consolidation that results in the voting securities of the Corporation immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person other than any of the Initial Holders is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of either the then outstanding Shares of the

Corporation or the combined voting power of the Corporation’s then outstanding voting securities, (iii) the sale or disposition of all or substantially all of the assets of the Corporation, other than a sale or disposition to an entity of which more than 50% of the combined voting power of the voting securities are owned by persons in substantially the same proportion as their ownership of the Corporation immediately prior to such sale, (iv) the liquidation or dissolution of the Corporation, or (v) during any period of 24 consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company’s Board of Directors (the “Board”) unless the election or appointment, or nomination for election by the Company’s shareholders, of more than one half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such 24 month period.

(e) “Corporation” shall mean Oglebay Norton Company.

(f) “Effective Date” shall mean the effective date of the Plan of Reorganization.

(g) “Eligible Persons” shall mean those persons described in Section 4 who are potential recipients of Incentive Awards.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” on a specified date shall mean the closing price on such date at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing representative bid and asked price of a Share as reported by the principal securities exchange or securities trading market on which the Shares are listed or approved for trading, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established in good faith by the Board of Directors for such date using any reasonable method of valuation.

(j) “Incentive Award” shall mean an Option or Restricted Stock Award granted pursuant to this Plan.

(k) “Incentive Stock Option” shall have the meaning set forth in Section 422 of the Internal Revenue Code.

(l) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(m) “Options” shall mean the stock options granted pursuant to this Plan, and shall include the Initial Options (as defined in Section 6 hereof).

(n) “Plan” shall mean this 2005 Management Stock Plan of Oglebay Norton Company, as such Plan from time to time may be amended.

(o) “Plan of Reorganization” shall mean the joint plan of reorganization of the Corporation and the other debtors named therein, including all amendments and modifications thereto, as confirmed by the United State Bankruptcy Court for the District of Delaware, in the matter of In re ONCO Investment Company, a Delaware corporation, et al., Case No. 04-10558 (JBR).

(p) “Restricted Shares” shall mean the Shares issued as a result of a Restricted Stock Award.

(q) “Restricted Stock Award” shall mean a grant of Shares pursuant to Section 11 hereof.

(r) “Share” shall mean a share of common stock of the Corporation or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 15 of the Plan.

(s) “Subsidiary” shall mean any corporation or limited liability company 50% or more of whose stock or membership interests having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation or any limited partnership of which the Corporation or another Subsidiary is the sole general partner.

3. Administration.    The Plan shall be administered by a Committee of the Board of Directors which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Notwithstanding the foregoing, if at any time the Corporation is not required to register any class of its equity securities under Section 12 of the Exchange Act, the Plan may be administered by the Board of Directors during such time. During any period of time in which the Plan is administered by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board of Directors.

The Committee shall have full power and authority to administer and interpret the Plan. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.

4. Participants.    Except as hereinafter provided, the class of persons who are potential recipients of Incentive Awards granted under this Plan shall consist of employees of the Corporation or a Subsidiary, as determined by the Committee. The parties to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Award, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

5. Shares.    Subject to the provisions of Section 15 hereof, the Committee may grant Incentive Awards with respect to an aggregate of up to 1,328,049 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares or a combination of the foregoing. The maximum number of Shares which may be the subject of Options granted during any calendar year to any Eligible Person shall not exceed 500,000 Shares and the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,325,397 shares of Common Stock. If the Shares that would be issued or transferred pursuant to any Incentive Awards are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards. Notwithstanding the preceding, with respect to any Option granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code that is canceled, the number of shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence, if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option.

6. Grant of Options; Initial Options.    The number of Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an Incentive Stock Option, or (b) is not to be treated as an Incentive Stock Option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an Incentive Stock Option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or of a Subsidiary that satisfies the tests under Section 424(e) or Section 424(f) of the Internal Revenue Code, or any successor provision.

Notwithstanding any other provision of this Plan to the contrary, on or as soon as practicable following the Effective Date, Options shall be granted with respect to approximately 397,619 Shares (the “Initial Options”) with a per share exercise price of $12.63. Each of the Initial Options shall become vested and exercisable by the Holder at the rate of 33-1/3% on each of the Effective Date, January 1, 2006 and January 1, 2007, provided that the respective holder is still in the employ of the Corporation or a Subsidiary on the applicable vesting date.

Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) Incentive Stock Options granted to an employee (and any incentive stock options granted to such employee under any other stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. Options with respect to which no designation is made by the Committee shall be deemed to be Incentive Stock Options to the extent that the $100,000 limitation described in the preceding sentence is met and the other applicable requirements for treatment as an Incentive Stock Option are satisfied. This paragraph shall be applied by taking Options into account in the order in which they are granted.

Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

An Option shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Option is granted. The form of Option agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

7. Purchase Price Under Options.    The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant (except that such purchase price under the Initial Options shall be as set forth in Section 6 hereof); provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

8. Duration of Options.    The duration of any Option granted under this Plan shall be fixed by the Committee at the time of grant; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

9. Ten Percent Stockholders.    Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an Incentive Stock Option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

10. Exercise of Options.    Except as otherwise provided herein (or in Section 6 with respect to the Initial Options), Options, after the grant thereof, shall become vested and exercisable by the holder at such rate and times as may be fixed by the Committee at the time of grant.

Notwithstanding any other provision of this Plan to the contrary, all or any part of any remaining unexercised Options granted to any person shall be vested and may be exercised upon the occurrence of any of the following (but in no event after the expiration of the term of the Option): (i) a Change of Control while the holder is in the employ of the Corporation or a Subsidiary, (ii) a termination of employment by the Corporation or a Subsidiary without Cause, or (iii) such special circumstance or event as in the opinion of the Committee merits special consideration, provided that the Committee may, in its sole discretion, require that any exercise of an Option on an accelerated basis pursuant to subparagraph (iii) be contingent upon the consummation of the applicable event giving rise to such acceleration. To the extent a holder’s Option is vested but unexercised upon the holder’s termination of employment, the holder may exercise the Option in accordance with Section 14.

An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option agreement and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Secretary of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by providing with the exercise notice an order to a broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; or by such other methods as the Committee may permit from time to time.

Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option agreement in replacement of the agreement surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option agreement shall be endorsed to give effect to the partial exercise thereof.

Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

11. Terms and Conditions of Restricted Stock Awards; Grant of Initial Restricted Stock Awards.    The Committee shall have the authority to grant to any Eligible Person a Restricted Stock Award, subject to the following terms and conditions:

(a) All Restricted Shares granted to an Eligible Person pursuant to the Plan shall be subject to the following conditions:

(i) each grant shall be made without the payment of any consideration therefore by the Eligible Person;

(ii) the Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions shall be based solely on continuing employment and/or the lapse of time);

(iii) the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire;

(iv) each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed; and

(v) the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to an Eligible Person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares; provided, however, that such additional conditions shall not violate the specific requirements of clauses (i) and (ii) above.

(b) The restrictions imposed under subsection (a) hereof upon Restricted Shares shall lapse in accordance with a schedule or such other conditions as shall be determined by the Committee, subject to the provisions of subsection (c) below and Section 14 hereof.

(c) On or as soon as practicable following the Effective Date, Restricted Stock Awards shall be granted with respect to approximately 265,079 Shares. The Restricted Shares issued pursuant to such Restricted Stock Award shall vest, and the restrictions imposed thereon under subsection (a) hereof shall lapse, at the rate of 25% per year on each of July 1, 2005, July 1, 2006, July 1, 2007 and July 1, 2008, subject to the provisions of Section 14 hereof.

(d) Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder’s name but shall be retained by the Corporation for the holder’s account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder’s account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

(e) A Restricted Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Restricted Stock Award is granted. The form of Restricted Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

12. Consideration for Options.    Except with respect to the Initial Options, the Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may determine.

13. Restrictions on Transferability of Incentive Awards.    Except as otherwise determined by the Board, an Incentive Award shall not be transferable otherwise than by will or the laws of descent and distribution or as provided in this Section 13. Except as otherwise determined by the Board with respect to Options that are not Incentive Stock Options, Options shall be exercisable during the initial holder’s lifetime only by him or her or by his or her guardian or legal representative.

14. Termination of Employment.    Except as otherwise provided herein, all or any part of any Option, to the extent unexercised, shall terminate immediately, upon the cessation or termination for any reason of the holder’s employment by the Corporation or any Subsidiary, except that the holder shall have three months following the cessation of his employment with the Corporation or its Subsidiaries, and no longer, within which to exercise any unexercised Options which are vested but unexercised on the day on which such employment terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment is due to disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or to death, the holder or the representative of the Estate or the heirs of a deceased holder shall have the privilege of exercising the Options which are vested but unexercised at the time of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and within one year of the holder’s disability or death, as the case may be. The Committee may, in its sole discretion, extend the post-termination exercise period under this Section 14 with respect to any Option, but in no event beyond the expiration of the term of such Option. If the employment of any holder of an Option with the Corporation or a Subsidiary shall be terminated for Cause, all unexercised Options of such holder shall terminate immediately upon such termination of the holder’s employment with the Corporation and all Subsidiaries, and a holder of Options whose employment with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

Except as hereinafter provided, if a holder of a Restricted Stock Award shall voluntarily or involuntarily leave the employ of the Corporation or any Subsidiary, then all Restricted Shares subject to restrictions at the time his employment terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto) shall be forfeited. Notwithstanding the foregoing, all restrictions to which Restricted Stock

Awards are subject shall lapse upon the occurrence of (i) the consummation of a Change of Control while the holder is in the employ of the Corporation or a Subsidiary, (ii) a termination of employment by the Corporation or a Subsidiary without Cause, or (iii) such special circumstance or event as in the opinion of the Committee merits special consideration.

15. Adjustment Provision.    The Board shall make or provide for such adjustments in the numbers of Shares covered by outstanding Options or Restricted Stock Awards granted hereunder, in the price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of holders of Incentive Awards that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Incentive Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board shall also make or provide for such adjustments in the number of shares specified in Section 5 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 15; provided, however, that any such adjustment to the number specified in Section 5 shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

16. Issuance of Shares and Compliance with Securities Act.    The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on the principal securities exchange or securities trading market on which Shares of the Corporation of the same class are then listed or approved for trading, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Incentive Award, or may issue stop transfer orders in respect thereof.

17. Income Tax Withholding.    If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. In order to facilitate payment by the holder of an Incentive Award of his withholding obligations with respect to the Incentive Award, the Corporation or Subsidiary may, at its election, (a) deduct from any cash payment otherwise due to the holder, the appropriate withholding amount, (b) require the holder to pay to the Corporation or Subsidiary in cash the appropriate withholding amount, (c) permit the holder to elect to have the Corporation withhold a portion of the Shares otherwise to be delivered with respect to such Incentive Award, the Fair Market Value of which is equal to the minimum statutory withholding amount, or (d) permit the holder to elect to deliver to the Corporation Shares already owned by the holder for at least six months, the Fair Market Value of which is equal to the appropriate withholding amount.

18. Payment Restriction.    Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that any amount payable, when added to any other compensation received or to be received by a holder of an Incentive Award in the same calendar year, would not be deductible by the Company or a Subsidiary by reason of Section 162(m) of the Internal

Revenue Code. The amount to be deferred will equal the amount that otherwise would not be deductible by the Company or Subsidiary by reason of Section 162(m) of the Internal Revenue Code, but in no event greater than the total amount otherwise payable hereunder. The deferred amount shall become payable on December 31 of the first succeeding calendar year in which such amount, when added to all other compensation received or to be received by the holder in such calendar year, would not be non-deductible by the Company or Subsidiary by reason of Section 162(m) of the Internal Revenue Code. The Committee, in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the holder.

19. Amendment of the Plan.    Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Incentive Award, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Incentive Award. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or with respect to Options and Rights granted to any individual during any calendar year or change the class of Eligible Persons shall be subject to the approval of the shareholders of the Corporation.

20. No Right of Employment.    Nothing contained herein or in an Incentive Award shall be construed to confer on any employee any right to be continued in the employ of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of, or discharge such employee, director or consultant (without or with pay), at any time, with or without Cause.

21. Effective Date of the Plan.    This Plan shall be effective as of the Effective Date. Confirmation of the Plan of Reorganization by the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Corporation’s and Subsidiaries’ Chapter 11 cases, pursuant to the applicable provisions of the Bankruptcy Code, shall be deemed to constitute shareholder approval of this Plan for all applicable purposes.

22. Final Grant Date.    No Incentive Award shall be granted under the Plan after the date which is the day before the tenth anniversary of the Effective Date.

23. Governing Law.    The Plan shall be construed, administered, and enforced according to the laws of the State of Ohio, except to the extent that such laws are preempted by the federal laws of the United States of America, and the venue for all actions or proceedings brought by any party arising out of or relating to the Plan shall be in the state or federal courts, as the case may be, located in Cleveland, Ohio. The Company and the participants in the Plan hereby irrevocably waive any objection which they now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to the Plan brought in any such courts and any objection on the ground that any such action or proceeding in any such courts has been brought in an inconvenient forum.

24. Severability.    If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent.

IN WITNESS WHEREOF, the Corporation has caused there presents to be executed by its duly authorized officer as of the Effective Date.

OGLEBAY NORTON COMPANY

By:
Name:
Title:

OGLEBAY NORTON COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 2, 2005

9:00 a.m.

The Forum Conference Center

1375 East Ninth Street

Cleveland, Ohio

Oglebay Norton Company	“A” Proxy

This Proxy is solicited on behalf of the Board of Directors of Oglebay Norton Company.

At the Annual Meeting of Shareholders of Oglebay Norton Company to be held at 9:00 a.m. on Tuesday, August 2, 2005, at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, and at any adjournment thereof, Eugene I. Davis, Laurence V. Goddard, and Robert H. Kanner, and each of them, with full power of substitution (the “Proxy Committee”), are hereby authorized to represent me and to vote all of my shares of Common Stock in OGLEBAY NORTON COMPANY held of record by me on June 7, 2005 as follows and in accordance with their judgment upon any other matter properly presented:

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Elect three directors to Oglebay Norton’s Board of Directors.	01 DeLyle W. Bloomquist 02 Michael D. Lundin	03 John P. O’Brien	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Adopt the 2005 Management Stock Plan of Oglebay Norton Company.	☐ For	☐ Against	☐ Abstain

3. Ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005.	☐ For	☐ Against	☐ Abstain

4.   Any other business which may properly come before the Annual Meeting of Shareholders, including any postponements or adjournments thereof, in accordance with the judgment of the Proxy Committee on such business.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2005

Signature(s) in Box

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

OGLEBAY NORTON COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 2, 2005

9:00 a.m.

The Forum Conference Center

1375 East Ninth Street

Cleveland, Ohio

Oglebay Norton Company	“B” Proxy

This Proxy is solicited on behalf of the Board of Directors of Oglebay Norton Company.

At the Annual Meeting of Shareholders of Oglebay Norton Company to be held at 9:00 a.m. on Tuesday, August 2, 2005, at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, and at any adjournment thereof, Eugene I. Davis, Laurence V. Goddard, and Robert H. Kanner, and each of them, with full power of substitution (the “Proxy Committee”), are hereby authorized to represent me and to vote all of my shares of Series A Convertible Preferred Stock in OGLEBAY NORTON COMPANY held of record by me on June 7, 2005 as follows and in accordance with their judgment upon any other matter properly presented:

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Elect four directors to Oglebay Norton’s Board of Directors for holders of Series A Convertible Preferred Stock.	01 Thomas O. Boucher, Jr. 02 Eugene I. Davis	03 Laurence V. Goddard 04 Robert H. Kanner	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Adopt the 2005 Management Stock Plan of Oglebay Norton Company.	☐ For	☐ Against	☐ Abstain

3. Ratify the selection of Ernst & Young LLP as independent auditors of Oglebay Norton Company for the fiscal year ending December 31, 2005.	☐ For	☐ Against	☐ Abstain

4.   Any other business which may properly come before the Annual Meeting of Shareholders, including any postponements or adjournments thereof, in accordance with the judgment of the Proxy Committee on such business.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2005

Signature(s) in Box

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.